EXHIBIT 4.1

SCHEDULE 1
TERMS AND CONDITIONS OF THE COVERED BONDS

With the exception of N Covered Bonds, the following are the terms and conditions of the Covered Bonds (the “Terms and Conditions”), which as supplemented, modified or replaced in relation to any Covered Bonds by the applicable Final Terms (as defined below), will be applicable to each Series of Covered Bonds issued after the date of this document unless otherwise specified in the applicable Final Terms. Either (i) the full text of these Terms and Conditions (subject to simplification by deletion of non-applicable provisions) together with the relevant provisions of the Final Terms or (ii) these Terms and Conditions as so supplemented, modified or replaced (subject to simplification by deletion of non-applicable provisions) shall be endorsed on the definitive Bearer Covered Bonds and Registered Covered Bonds, attached to the Temporary Global Covered Bond or the Permanent Global Covered Bond or otherwise incorporated or endorsed on such other forms of Covered Bonds as shall be agreed upon by the Issuer, the Guarantor LP, the relevant Dealer(s) or Covered Bondholder(s), as the case may be, and the Bond Trustee. All capitalized terms that are not defined in these Terms and Conditions will have the meanings given to them in the Final Terms. In relation to Covered Bonds of any Series of N Covered Bonds, the terms and conditions of such Series will be as set out in the N Covered Bond (Namensschuldverschreibung) together with the N Covered Bond (Namensschuldverschreibung) Conditions attached thereto and in the N Covered Bond Agreement, in each case as supplemented, modified or replaced in relation to any Series of N Covered Bonds by the applicable Final Terms. For greater certainty, any reference to a “Condition” other than in this section shall be deemed to be, as applicable, a reference to the relevant provision of the N Covered Bond, the N Covered Bond (Namensschuldverschreibung) Conditions attached thereto or the provisions of the N Covered Bond Agreement relating thereto; provided however, for greater certainty, that the preamble to these Terms and Conditions shall apply with respect to the issuance of N Covered Bonds.

This Covered Bond is one of a Series (as defined below) of Covered Bonds issued by Royal Bank of Canada (the “Issuer” or the “Bank”) as part of the Issuer’s €15,000,000,000 Global Covered Bond Programme (the “Programme”) and constituted by a trust deed (such trust deed as amended, supplemented or replaced, the “Trust Deed”) initially entered into on the Programme Establishment Date and most recently amended and restated as of June 29, 2012, between the Issuer, RBC Covered Bond Guarantor Limited Partnership, as guarantor (the “Guarantor LP”) and Computershare Trust Company of Canada, as bond trustee (in such capacity, the “Bond Trustee” which expression shall include any successor as bond trustee).

The Covered Bonds have the benefit of an agency agreement initially entered into on the Programme Establishment Date and most recently amended and restated as of June 29, 2012 (as amended, supplemented, restated or replaced, the “Agency Agreement”) between the Issuer, the Guarantor LP, the Bond Trustee, The Bank of New York Mellon in its capacities as U.S. registrar (the “U.S. Registrar”, which expression should include any successor in this capacity), U.S. paying agent (the “U.S. Paying Agent”), transfer agent and exchange agent (the “Exchange Agent”, which expression shall include any successor in this capacity) and The Bank of New York Mellon, London Branch in its capacities as issuing and principal paying agent (the “Issuing and Paying Agent”, and which expression shall include any successor to The Bank of New York Mellon, London Branch in such capacity), and The Bank of New York Mellon (Luxembourg) S.A., as European registrar (the “European Registrar”, which expression shall include any successor to The Bank of New York Mellon (Luxembourg) S.A. in its capacity as such, and, BNY Trust Company of Canada, as Canadian registrar (the “Canadian Registrar”, which expression shall include any successor to BNY Trust Company of Canada in its capacity as such) and the “Registrar” or “Registrars” for a Tranche (as defined below)) shall be as specified in the applicable Final Terms (as defined below) and as calculation agent (the “Calculation Agent”, which expression shall include any successor to the Bank in its capacity as such and any substitute calculation agent appointed in accordance with the Agency Agreement either with respect to the Programme or with respect to a particular Series) and as transfer agent and any substitute or additional paying agents appointed in accordance with the terms of such Agency Agreement either with respect to the Programme or with respect to a particular Series (the “Paying Agents”, which expression shall, unless the context otherwise requires, include the Issuing and Paying Agent and the U.S. Paying Agent) and any substitute or additional transfer agents appointed in accordance with the terms of such Agency Agreement (the “Transfer Agents”, which expression shall, unless the context otherwise requires, include the European Registrar, the Canadian Registrar and the U.S. Registrar). As used herein, “Agents” shall mean the Paying Agents, the Registrar or Registrars, the Exchange Agent and the Transfer Agents.

Save as provided in Conditions 7 and 13, references in these Terms and Conditions to “Covered Bonds” are to Covered Bonds of this Series and shall mean:

(a)	in relation to any Covered Bonds represented by a global covered bond (a “Global Covered Bond”), units of the lowest Specified Denomination in the Specified Currency;

(b)	any Global Covered Bond;

(c)	any definitive Covered Bonds in bearer form (“Bearer Definitive Covered Bonds”) issued in exchange for a Global Covered Bond in bearer form; and

(d)
any definitive Covered Bonds in registered form (“Registered Definitive Covered Bonds”) including without limitation U.S. Registered Covered Bonds (as defined below), and any N Covered Bonds (whether or not issued in exchange for a Global Covered Bond in registered form).

Save as provided in Conditions 7 and 13, any references to “Coupons” (as defined in Condition 1.06), “Receipts” (as defined in Condition 1.07) or “Talons” (as defined in Condition 1.06) are to Coupons, Receipts and Talons relating to Covered Bonds of this Series.

References in these Terms and Conditions to the Final Terms are to Part A of the Final Terms(s) prepared in relation to the Covered Bonds of the relevant Tranche or Series.

In respect of any Covered Bonds, references herein to these “Terms and Conditions” are to these terms and conditions as supplemented or modified or (to the extent thereof) replaced by Part A of the Final Terms and any reference herein to a “Condition” is a reference to the relevant Condition of the Terms and Conditions of the relevant Covered Bonds.

The Covered Bonds are issued in series (each, a “Series”), and each Series (except in the case of N Covered Bonds) may comprise one or more tranches (“Tranches” and each, a “Tranche”) of Covered Bonds.  Each Tranche or in the case of N Covered Bonds, each Series, will be the subject of Final Terms which in the case of U.S. Registered Covered Bonds, as defined below, shall be deemed to be the applicable registration statement, prospectus and prospectus supplement under which such U.S. Registered Covered Bonds are sold (each of which is hereby referred to as, “Final Terms”), a copy of which will be available free of charge during normal business hours at the specified office of the Issuing and Paying Agent and/or, as the case may be, the applicable Registrar and each other Paying Agent. In the case of a Tranche (or Series in the case of N Covered Bonds) of Covered Bonds that is not offered to the public nor admitted to trading on a regulated market in the EEA in circumstances requiring publication of a prospectus in accordance with Directive 2003/71/EC and any relevant implementing measure nor admitted to trading on the Professional Securities Market, copies of the Final Terms will only be available for inspection by a Holder of or, as the case may be, a Relevant Account Holder (each as defined herein) in respect of, such Covered Bonds.

The Bond Trustee acts for the benefit of the holders for the time being of the Covered Bonds (the “holders of the Covered Bonds”, which expression shall, in relation to any Covered Bonds represented by a Global Covered Bond, be construed as provided below), the holders of the Receipts (the “Receiptholders”) and the holders of the Coupons (the “Couponholders”, which expression shall, unless the context otherwise requires, include the holders of the Talons (as defined in Condition 1.06 below)), and for holders of each other series of Covered Bonds in accordance with the provisions of the Trust Deed.

The Guarantor LP has, in the Trust Deed, irrevocably and unconditionally guaranteed the due and punctual payment of the Guaranteed Amounts in respect of the Covered Bonds as and when the same shall become due for payment on certain dates and in accordance with the Trust Deed (“Due for Payment”), but only after the occurrence of a Covered Bond Guarantee Activation Event.

The security for the obligations of the Guarantor LP under the Covered Bond Guarantee and the other Transaction Documents to which it is a party has been created in and pursuant to, and on the terms set out in, a security agreement (such security agreement as amended, supplemented or replaced the “Security Agreement”) entered into on the Programme Establishment Date between the Guarantor LP, the Bond Trustee and certain other Secured Creditors.

These Terms and Conditions include summaries of and are subject to, the provisions of the Trust Deed, the Security Agreement and the Agency Agreement.

Copies of the Trust Deed, the Security Agreement, the Master Definitions and Constructions Agreement (as defined below), the Agency Agreement and each of the other Transaction Documents are available for inspection during normal business hours at the registered office for the time being of the Bond Trustee being as of the date of this document at 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario, Canada, M5J 2Y1 and at the specified office of each of the Paying Agents. Copies of the applicable Final Terms of all Covered Bonds of each Series (including in relation to unlisted Covered Bonds of any Series) are obtainable during normal business hours of the specified office of each of the Paying Agents, and any holder of the Covered Bonds must produce evidence satisfactory to the Issuer and the Bond Trustee or, as the case may be, relevant Paying Agent as to its holding of Covered Bonds and identity. The holders of the Covered Bonds, the Receiptholders and Couponholders are deemed to have notice of, or are bound by, and are entitled to the benefit of, all the provisions of, and definitions contained in, the Trust Deed, the Security Agreement, the Master Definitions and Construction Agreement, the Agency Agreement, each of the other Transaction Documents and the applicable Final Terms which are applicable to them and to have notice of each set of Final Terms relating to each other Series.

Except where the context otherwise requires, capitalized terms used or otherwise defined in these Terms and Conditions shall bear the meanings given to them in the applicable Final Terms and/or the master definitions and construction agreement, initially entered into between the parties to the Transaction Documents on the Programme Establishment Date and, most recently amended and restated as of June 29, 2012 (the “Master Definitions and Construction Agreement”), a copy of each of which may be obtained as described above.

1.	Form and Denomination

1.01 Covered Bonds are issued in bearer form (“Bearer Covered Bonds”) or in registered form (“Registered Covered Bonds”), or in such other form as shall be agreed upon by the Issuer, the Guarantor LP, the relevant Dealer(s) or Covered Bondholder(s), as the case may be, and the Bond Trustee, as specified in the Final Terms and are serially numbered. Registered Covered Bonds will not be exchangeable for Bearer Covered Bonds and vice versa.

The Covered Bond is a Fixed Rate Covered Bond, a Floating Rate Covered Bond, a Zero Coupon Covered Bond or an Indexed Linked Interest Covered Bond or any appropriate combination thereof, depending on the Interest Basis specified in the applicable Final Terms.

The Covered Bond may also be an Index Linked Redemption Covered Bond (collectively with Index Linked Interest Covered Bonds, “Index Linked Covered Bonds” and each an “Index-Linked Covered Bond”), a Dual Currency Covered Bond, an Instalment Covered Bond or in a combination of any of the foregoing, depending on the Redemption/Payment Basis specified in the applicable Final Terms.

The Covered Bond may also be a Covered Bond to which payment of principal and/or interest is linked to any other source or of a type not referred to above (including Equity Linked Covered Bonds, Commodity Linked Covered Bonds and Credit Linked Covered Bonds) the terms of which will be specified in the applicable Final Terms.

1.02 For so long as any of the Covered Bonds is represented by a Temporary Global Covered Bond and/or Permanent Global Covered Bond held on behalf of Euroclear and/or Clearstream, Luxembourg or so long as The Depositary Trust Company (“DTC”) or its nominee or CDS or its nominee is the registered holder of a Registered Global Covered Bond, each person (other than Euroclear or Clearstream, Luxembourg, DTC or CDS) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg, DTC or CDS as the holder of a particular principal amount of such Covered Bonds (a “Relevant Account Holder”) (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg, DTC or CDS as to the principal amount of such Covered Bonds standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest or proven error) shall be treated by the Issuer, the Guarantor LP, the Bond Trustee, the Issuing and Paying Agent, the Registrar and any other Agent as the holder of such principal amount of such Covered Bonds for all purposes, in accordance with and subject to the Terms and Conditions of the relevant Global Covered Bond and the Trust Deed, other than with respect to the payment of principal or interest on the Covered Bonds, and, in the case of DTC or its nominee or CDS or its nominee, voting, giving consents and making requests, for which purpose the bearer of the relevant Temporary Global Covered Bond and/or Permanent Global Covered Bond or registered holder of a Registered Global Covered Bond (or in either case, the Bond Trustee in accordance with the Trust Deed) shall be treated by the Issuer, the Guarantor LP, the Bond Trustee, the Issuing and Paying Agent and any Agent and any Registrar as the holder of such principal amount of such Covered Bonds in accordance with and subject to the terms of the relevant Global Covered Bond and the expression “Holder” and related expressions shall be construed accordingly. Similar rights as those made available to Relevant Account Holders in the preceding sentence may be made available to Relevant Account Holders in other relevant clearing systems as more fully provided in the Final Terms. Covered Bonds which are represented by a Global Covered Bond will be transferable only in accordance with the then current rules and procedures of Euroclear or of Clearstream, Luxembourg, DTC or CDS or any other relevant clearing system, as the case may be.

References to DTC, CDS, Euroclear or Clearstream, Luxembourg shall, whenever the context so permits (but not in the case of any NGCB or Registered Global Covered Bond to be held under the new safekeeping structure for registered global securities which are intended to constitute eligible collateral for Eurosystem monetary policy and intra-day credit operations (the “NSS”)), be deemed to include a reference to any additional or alternative clearing system specified in the applicable Final Terms as may otherwise be approved by the Issuer, the Issuing and Paying Agent and the Bond Trustee.

Bearer Covered Bonds

1.03 The Final Terms shall specify, if applicable, whether U.S. Treasury Regulation § 1.163-5(c)(2)(i)(D) (the “TEFRA D Rules”) or U.S. Treasury Regulation § 1.163-5(c)(2)(i)(C) (the “TEFRA C Rules”) shall apply. Each Tranche of Bearer Covered Bonds with an original maturity of more than one year is represented upon issue by a Temporary Global Covered Bond, unless the Final Terms specify otherwise, in particular, when the TEFRA C Rules apply.

Where the Final Terms applicable to a Tranche of Bearer Covered Bonds so specify or where a Tranche of Bearer Covered Bonds has an original maturity of one year or less, such Tranche is (unless otherwise specified in the Final Terms) represented upon issue by a Permanent Global Covered Bond.

Interests in the Temporary Global Covered Bond may be exchanged for:

(a)	interests in a Permanent Global Covered Bond; or

(b)	if so specified in the Final Terms Bearer Definitive Covered Bonds.

Exchanges of interests in a Temporary Global Covered Bond for Bearer Definitive Covered Bonds or, as the case may be, a Permanent Global Covered Bond will be made only on or after the Exchange Date (as specified in the Final Terms) and (unless the Final Terms specify that the TEFRA C Rules are applicable to the Covered Bonds) provided certification as to the beneficial ownership thereof as required by U.S. Treasury regulations has been received in accordance with the terms of the Temporary Global Covered Bond (in such form as is required by the relevant clearing system).

1.04 The bearer of any Temporary Global Covered Bond shall not (unless, upon due presentation of such Temporary Global Covered Bond for exchange (in whole but not in part only) for a Permanent Global Covered Bond or for delivery of Bearer Definitive Covered Bonds, such exchange or delivery is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to collect any payment in respect of the Covered Bonds represented by such Temporary Global Covered Bond which falls due on or after the Exchange Date or be entitled to exercise any option on a date after the Exchange Date specified in the applicable Final Terms.

1.05 Unless the Final Terms specify that the TEFRA C Rules are applicable to the Covered Bonds and subject to Condition 1.04 above, if any date on which a payment of interest is due on the Covered Bonds of a Tranche occurs while any of the Covered Bonds of that Tranche are represented by a Temporary Global Covered Bond, the related interest payment will be made on the Temporary Global Covered Bond only to the extent that certification as to the beneficial ownership thereof as required by U.S. Treasury regulations (in substantially the form set out in the Temporary Global Covered Bond or in such other form as is customarily issued in such circumstances by the relevant clearing system), has been received by Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or any other relevant clearing system in accordance with the terms of the Temporary Global Covered Bond. Payments of amounts due in respect of a Permanent Global Covered Bond or (subject to Condition 1.04 above) a Temporary Global Covered Bond will be made through Euroclear or Clearstream, Luxembourg or any other relevant clearing system without any requirement for further certification. Any reference herein to Euroclear or Clearstream, Luxembourg shall be deemed to include a reference to any other relevant clearing system.

1.06 Bearer Definitive Covered Bonds that are interest bearing have attached thereto, at the time of their initial delivery, coupons (“Coupons”), the presentation of which will be a prerequisite to the payment of interest save in certain circumstances specified herein. Definitive Covered Bonds that are interest bearing, if so specified in the Final Terms, have attached thereto, at the time of their initial delivery, a talon (“Talon”) for further coupons and the expression “Coupons” shall, where the context so requires, include Talons.

1.07 Bearer Definitive Covered Bonds, the principal amount of which is repayable by instalments (“Instalment Covered Bonds”) in such amounts as may be specified in, or determined in accordance with, the provisions of the Final Terms (each an “Instalment Amount”), have endorsed thereon a grid for recording the repayment of Instalment Amounts or, if so specified in the Final Terms, have attached thereto, at the time of their initial delivery, payment receipts (“Receipts”) in respect of the Instalment Amounts repaid.

Denomination

Denomination of Bearer Covered Bonds

1.08 Bearer Covered Bonds are in the Specified Denomination(s) specified in the Final Terms. Unless otherwise specified in the Final Terms, Bearer Covered Bonds of one denomination may not be exchanged for Bearer Covered Bonds of any other denomination.

Denomination of Registered Covered Bonds

1.09 Registered Covered Bonds are in the Specified Denominations specified in the Final Terms.

Currency of Covered Bonds

1.10 The Covered Bonds are denominated in such currency as may be specified in the Final Terms. Any currency may be so specified, subject to compliance with all applicable legal and/or regulatory and/or central bank requirements.

2.	Title and Transfer

2.01 Title to Bearer Covered Bonds, Receipts and Coupons passes by delivery. References herein to the “Holders” of Bearer Covered Bonds or of Receipts or Coupons are to the bearers of such Bearer Covered Bonds or such Receipts or Coupons.

2.02 Title to Registered Covered Bonds passes by due endorsement in the relevant register. The Issuer shall procure that the Registrar keep a register or registers in which shall be entered the names and addresses of the Holders of Registered Covered Bonds and particulars of the Registered Covered Bonds held by them. Such registration shall be noted on the Registered Covered Bonds by the Registrar. References herein to the “Holders” of Registered Covered Bonds are to the persons in whose names such Registered Covered Bonds are so registered in the relevant register.

2.03 The Holder of any Bearer Covered Bond, Coupon, Receipt or Registered Covered Bond will for all purposes of the Trust Deed, Security Agreement and Agency Agreement (except as otherwise required by applicable law or regulatory requirement) be treated as its absolute owner whether or not it is overdue and regardless of any notice of ownership, trust or any interest thereof or therein, any writing thereon, or any theft or loss thereof and no person shall be liable for so treating such Holder.

Transfer of Registered Covered Bonds

2.04 A Registered Covered Bond may, upon the terms and subject to the terms and conditions set forth in the Agency Agreement and as required by law, be transferred in whole or in part only (provided that such part is a Specified Denomination specified in the Final Terms) upon the surrender of the Registered Covered Bond to be transferred, together with a form of transfer duly completed and executed, at the specified office of the Registrar. A new Registered Covered Bond will be issued to the transferee and, in the case of a transfer of part only of a Registered Covered Bond, a new Registered Covered Bond in respect of the balance not transferred will be issued to the transferor.

2.05 Each new Registered Covered Bond to be issued upon the registration of the transfer of a Registered Covered Bond will, within three Relevant Banking Days of the transfer date be available for collection by each relevant Holder at the specified office of the Registrar or, at the option of the Holder requesting such transfer, be mailed (by uninsured post at the risk of the Holder(s) entitled thereto) to such address(es) as may be specified by such Holder. For these purposes, a form of transfer received by the Registrar or the Issuing and Paying Agent after the Record Date in respect of any payment due in respect of Registered Covered Bonds shall be deemed not to be effectively received by the Registrar or the Issuing and Paying Agent until the day following the due date for such payment.

2.06 Transfers of beneficial interests in Rule 144A Global Covered Bonds (as defined below) and Regulation S Global Covered Bonds (as defined below) (together, the “Registered Global Covered Bonds”) will be effected by DTC, CDS, Euroclear or Clearstream, Luxembourg, as the case may be, and, in turn, by other participants and, if appropriate, indirect participants in such clearing systems acting on behalf of beneficial transferors and transferees of such interests. A beneficial interest in a Registered Global Covered Bond will, subject to compliance with all applicable legal and regulatory restrictions, be transferable for Registered Definitive Covered Bonds or for a beneficial interest in another Registered Global Covered Bond only in the Specified Denominations set out in the applicable Final Terms and only in accordance with the rules and operating procedures for the time being of DTC, CDS, Euroclear or Clearstream, Luxembourg, as the case may be, and in accordance with the terms and conditions specified in the Agency Agreement. Transfers of a Registered Global Covered Bond registered in the name of a nominee for DTC or CDS shall be limited to transfers of such Registered Global Covered Bond, in whole but not in part, to another nominee of DTC or CDS, as applicable, or to a successor of DTC or CDS, as applicable, or such successor’s nominee.

2.07 For the purposes of these Terms and Conditions:

(a)
“Relevant Banking Day” means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the place where the specified office of the Registrar is located and, in the case only of an exchange of a Bearer Covered Bond for a Registered Covered Bond, where such request for exchange is made to the Issuing and Paying Agent, in the place where the specified office of the Issuing and Paying Agent is located; and

(b)	the “transfer date” shall be the Relevant Banking Day following the day on which the relevant Registered Covered Bond shall have been surrendered for transfer in accordance with Condition 2.04.

(c)	“CGCB” means a Temporary Global Covered Bond or a Permanent Global Covered Bond, in either case in respect of which the applicable Final Terms specify that it is not a new global covered bond;

(d)
“Distribution Compliance Period” means the period that ends 40 days after the completion of the distribution of the relevant Tranche of Covered Bonds, as certified by the relevant Dealer (in the case of a non-syndicated issue) or the relevant Lead Manager (in the case of a syndicated issue);

(e)
“Legended Covered Bonds” means Registered Covered Bonds (whether in definitive form or represented by a Registered Global Covered Bond) sold in private transactions to QIBs in accordance with the requirements of Rule 144A;

(f)	“NGCB” means a Temporary Global Covered Bond or a Permanent Global Covered Bond, in either case in respect of which the applicable Final Terms specify that it is a new global covered bond;

(g)	“QIB” means a “qualified institutional buyer” within the meaning of Rule 144A;

(h)	“Regulation S” means Regulation S under the Securities Act;

(i)	“Regulation S Global Covered Bond” means a Registered Global Covered Bond representing Covered Bonds sold outside the United States in reliance on Regulation S;

(j)	“Rule 144A” means Rule 144A under the Securities Act;

(k)	“Rule 144A Global Covered Bond” means a Registered Global Covered Bond representing Covered Bonds sold in the United States to QIBs in reliance on Rule 144A; and

(l)	“Securities Act” means the United States Securities Act of 1933, as amended.

(m)	“U.S. Registered Covered Bond” means a Covered Bond issued under a registration statement under the Securities Act.

2.08 The issue of new Registered Covered Bonds on transfer will be effected without charge by or on behalf of the Issuer, the Issuing and Paying Agent or the Registrar, but upon payment by the applicant of (or the giving by the applicant of such indemnity as the Issuer, the Issuing and Paying Agent or the Registrar may require in respect of) any tax, duty or other governmental charges which may be imposed in relation thereto.

2.09 Prior to expiry of the applicable Distribution Compliance Period, transfers by the holder of, or of a beneficial interest in, a Regulation S Global Covered Bond to a transferee in the United States or who is a U.S. person will only be made:

(a)
upon receipt by the Registrar of a written certification substantially in the form set out in the Agency Agreement, amended as appropriate (a “Transfer Certificate”), copies of which are available from the specified office of the Registrar or any Transfer Agent, from the transferor of the Covered Bond or beneficial interest therein to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A; or

(b)
otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require, which may include an opinion of United States counsel, that such transfer is in compliance with any applicable securities laws of any state of the United States, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In the case of (a) above, such transferee may take delivery through a Legended Covered Bond in global or definitive form. Prior to the end of the applicable Distribution Compliance Period, beneficial interests in Regulation S Covered Bonds registered in the name of a nominee for DTC may only be held through the accounts of Euroclear and Clearstream, Luxembourg. After expiry of the applicable Distribution Compliance Period: (A) beneficial interests in Regulation S Global Covered Bonds registered in the name of a nominee for DTC may be held through DTC directly, by a participant in DTC or indirectly through a participant in DTC; and (B) such certification requirements will no longer apply to such transfers.

2.10 Transfers of Legended Covered Bonds or beneficial interests therein may be made:

(a)
to a transferee who takes delivery of such interest through a Regulation S Global Covered Bond, upon receipt by the Registrar of a duly completed Transfer Certificate from the transferor to the effect that such transfer is being made in accordance with Regulation S and that, in the case of a Regulation S Global Covered Bond registered in the name of a nominee for DTC, if such transfer is being made prior to expiry of the applicable Distribution Compliance Period, the interests in the Covered Bonds being transferred will be held immediately thereafter through CDS, Euroclear and/or Clearstream, Luxembourg; or

(b)
to a transferee who takes delivery of such interest through a Legended Covered Bond where the transferee is a person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, without certification; or

(c)
otherwise pursuant to the Securities Act or an exemption therefrom, subject to receipt by the Issuer of such satisfactory evidence as the Issuer may reasonably require, which may include an opinion of United States counsel, that such transfer is in compliance with any applicable securities laws of any state of the United States, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

3.	Status of the Covered Bonds

The Covered Bonds constitute deposit liabilities of the Issuer for purposes of the Bank Act (Canada), however will not be insured under the Canada Deposit Insurance Corporation Act (Canada), and will constitute legal, valid and binding direct, unconditional, unsubordinated and unsecured obligations of the Issuer and rank pari passu with all deposit liabilities of the Issuer without any preference among themselves and at least pari passu with all other unsubordinated and unsecured obligations of the Issuer, present and future (except as otherwise prescribed by law). Unless otherwise specified in the Final Terms, the deposits to be evidenced by the Covered Bond will be taken by the main branch of the Issuer in Toronto but without prejudice to the provisions of Condition 9.

4.	Guarantee

Payment of Guaranteed Amounts in respect of the Covered Bonds when the same shall become Due for Payment has been unconditionally and irrevocably guaranteed by the Guarantor LP (the “Covered Bond Guarantee”) in favour of the Bond Trustee (for and on behalf of the Covered Bondholders) following a Covered Bond Guarantee Activation Event pursuant to the terms of the Trust Deed. The Guarantor LP shall have no obligation under the Covered Bond Guarantee to pay any Guaranteed Amounts until a Covered Bond Guarantee Activation Event (as defined below) has occurred. The obligations of the Guarantor LP under the Covered Bond Guarantee are direct and, following the occurrence of a Covered Bond Guarantee Activation Event, unconditional and, except as provided in the Guarantee Priorities of Payment, unsubordinated obligations of the Guarantor LP, which are secured as provided in the Security Agreement. For the purposes of these Terms and Conditions a “Covered Bond Guarantee Activation Event” means the earlier to occur of (i) an Issuer Event of Default, service of an Issuer Acceleration Notice on the Issuer and service of a Notice to Pay on the Guarantor LP; and (ii) a Guarantor LP Event of Default and service of a Guarantor LP Acceleration Notice on the Issuer and the Guarantor LP. If a Notice to Pay is served on the Guarantor LP, the Guarantor LP shall pay Guaranteed Amounts in respect of the Covered Bonds on the Original Due for Payment Dates or, if applicable, the Extended Due for Payment Date.

Any payment made by the Guarantor LP under the Covered Bond Guarantee shall (unless such obligation shall have been discharged as a result of the payment of Excess Proceeds to the Bond Trustee pursuant to Condition 7) discharge pro tanto the obligations of the Issuer in respect of such payment under the Covered Bonds, Receipts and Coupons except where such payment has been declared void, voidable or otherwise recoverable in whole or in part and recovered from the Bond Trustee or the holders of the Covered Bonds.

5.	Interest

Interest

5.01 Covered Bonds may be interest-bearing or non interest-bearing. The Interest Basis is specified in the applicable Final Terms. Words and expressions appearing in this Condition 5 and not otherwise defined herein or in the Final Terms shall have the meanings given to them in Condition 5.09.

Interest on Fixed Rate Covered Bonds

5.02 Each Fixed Rate Covered Bond bears interest on its Outstanding Principal Amount from and including the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrears on the Interest Payment Date(s) in each year up to and including the Final Maturity Date if that does not fall on an Interest Payment Date.

Unless otherwise provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on, but excluding, such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount(s) so specified.

As used in these Terms and Conditions, “Fixed Interest Period” means the period from and including an Interest Payment Date (or the Interest Commencement Date) to but excluding the next (or first) Interest Payment Date.

Interest will be calculated on the Calculation Amount of the Fixed Rate Covered Bonds and will be paid to the Holders of the Covered Bonds (in the case of a Global Covered Bond, interest will be paid to Clearstream, Luxembourg and/or Euroclear and/or DTC and/or CDS for distribution by them to Relevant Account Holders in accordance with their usual rules and operating procedures). If interest is required to be calculated for a period ending other than on an Interest Payment Date, or if no Fixed Coupon Amount is specified in the applicable Final Terms, such interest shall be calculated in accordance with Condition 5.08.

Notwithstanding anything else in this Condition 5.02, if an Extended Due for Payment Date is specified in the Final Terms, interest following the Due for Payment Date will continue to accrue and be payable on any unpaid amount in accordance with Condition 5 at a Rate of Interest determined in accordance with Condition 5.03 (in the same manner as the Rate of Interest for Floating Rate Covered Bonds).

Interest on Floating Rate and Index Linked Interest Covered Bonds

Interest Payment Dates
5.03 Each Floating Rate Covered Bond and Index Linked Interest Covered Bond bears interest on its Outstanding Principal Amount from (and including) the Interest Commencement Date and such interest will be payable in arrears on either:

(a)	the Specified Interest Payment Date(s) (each an “Interest Payment Date”) in each year specified in the applicable Final Terms; or

(b)
if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each an “Interest Payment Date”) which falls the number of months or other period specified as the Interest Period(s) in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression, shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date or the Interest Period(s) specified in the applicable Final Terms). Interest will be calculated on the Calculation Amount of the Floating Rate Covered Bonds or Index Linked Interest Covered Bonds and will be paid to the Holders of the Covered Bonds (in the case of a Global Covered Bond, interest will be paid to Clearstream, Luxembourg, Euroclear, DTC and/or CDS for distribution by them to Relevant Account Holders in accordance with their usual rules and operating procedures).

Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Covered Bonds and Index Linked Interest Covered Bonds will be determined in the manner specified in the applicable Final Terms.

Screen Rate Determination

Where the Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined:

(a)	the Rate of Interest for each Interest Period will, subject as provided below, be either:

(1)	the offered quotation, or

(2)
the arithmetic mean (rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, 0.000005 being rounded upwards) of the offered quotations (expressed as a percentage rate per annum) for the Reference Rate for deposits in the Specified Currency for that Interest Period which appears or appear, as the case may be, on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date, all as determined by the Calculation Agent;

(b)
if, on any Interest Determination Date, no such Reference Rate so appears or, as the case may be, if fewer than two offered quotations so appear or if the Relevant Screen Page is unavailable or if the offered rate or rates which appear as at the Relevant Time do not apply to a period or durations equal to the Interest Period, the Calculation Agent will request appropriate quotations and will determine the arithmetic mean (rounded as described above) of the rates at which deposits in the relevant currency are offered by the Reference Banks at approximately the Relevant Time on the Interest Determination Date to prime banks in the London interbank market in the case of LIBOR or in the Euro-zone (as defined herein) interbank market in the case of EURIBOR for a period of the duration of the relevant Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time;

(c)	if, on any Interest Determination Date, only two or three rates are so quoted, the Calculation Agent will determine the arithmetic mean (rounded as described above) of the rates so quoted; or

(d)
if fewer than two rates are so quoted, the Calculation Agent will determine the arithmetic mean (rounded as described above) of the rates quoted by four major banks in the Financial Centre as selected by the Calculation Agent, at approximately 11.00 a.m. (Financial Centre time) on the first day of the relevant Interest Period for loans in the relevant currency to leading European banks for a period for the duration of the relevant Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time, and the Rate of Interest applicable to such Covered Bonds during such Interest Period will be the rate or, as the case may be, the arithmetic mean (rounded as described above) of the rates so determined plus or minus (as indicated in the Final Terms) the Margin, if any, provided however that if the Calculation Agent is unable to determine a rate or, as the case may be, an arithmetic mean of rates in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to such Covered Bonds during such Interest Period will be the rate or, as the case may be, the arithmetic mean (rounded as described above) of the rates determined in relation to such Covered Bonds in respect of the last preceding Interest Period plus or minus (as indicated in the Final Terms) the Margin, if any.

ISDA Rate Determination

5.04 Where ISDA Determination is specified in the Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin, if any. For purposes of this Condition 5.04, “ISDA Rate” for an Interest Period means a rate equal to the Fixed Rates, Fixed Amounts, Fixed Prices, Floating Rates, Floating Amounts or Floating Prices, as the case may be, or as otherwise specified in the applicable Final Terms, as would have applied (regardless of any event of default or termination event or tax event thereunder) if the Issuer had entered into a schedule and confirmation in respect of the relevant Tranche or Series of Covered Bonds, as applicable, with the Holder of such Covered Bond under the terms of an agreement to which the ISDA Definitions applied and under which:

•	the Fixed Rate Payer, Fixed Amount Payer, Floating Rate Payer or, as the case may be, Floating Amount Payer is the Issuer (as specified in the Final Terms);

•	the Effective Date is the Interest Commencement Date;

•	the Floating Rate Option (which may refer to a Rate Option or a Price Option, specified in the ISDA Definitions) is as specified in the applicable Final Terms;

•	the Designated Maturity is the period specified in the applicable Final Terms;

•	the Issuing and Paying Agent is the Calculation Agent;

•	the Calculation Periods are the Interest Periods;

•	the Payment Dates are the Interest Payment Dates;

•
the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR”) or on the Euro-zone inter-bank offered rate (“EURIBOR”) for a currency, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Final Terms;

•	the Calculation Amount is the principal amount of such Covered Bond;

•	the Day Count Fraction applicable to the calculation of any amount is that specified in the Final Terms or, if none is so specified, as may be determined in accordance with the ISDA Definitions;

•	the Applicable Business Day Convention applicable to any date is that specified in the Final Terms or, if none is so specified, as may be determined in accordance with the ISDA Definitions; and

•	the other terms are as specified in the Final Terms;

•
for the purposes of this Condition 5.04 “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

Maximum Rate of Interest or Minimum Rate of Interest

5.05 If any Maximum Rate of Interest or Minimum Rate of Interest is specified in the Final Terms, then the Rate of Interest shall in no event be greater than the maximum or be less than the minimum so specified.

Accrual of Interest after the due date

5.06 Interest will cease to accrue as from the due date for redemption therefor (or, in the case of an Instalment Covered Bond, in respect of each Instalment Amount, on the due date for payment of the relevant Instalment Amount) unless upon due presentation or surrender thereof (if required), payment in full of the Final Redemption Amount or the relevant Instalment Amount is improperly withheld or refused or default is otherwise made in the payment thereof. In such event, interest shall continue to accrue on the principal amount in respect of which payment has been improperly withheld or refused or default has been made (as well after as before any demand or judgment) at the Rate of Interest then applicable or such other rate as may be specified for this purpose in the Final Terms if permitted by applicable law (“Default Rate”) until the date on which, upon due presentation or surrender of the relevant Covered Bond (if required), the relevant payment is made or, if earlier, the seventh day after the date on which, the Issuing and Paying Agent or, as the case may be, the Registrar having received the funds required to make such payment, notice is given to the Holders of the Covered Bonds in accordance with Condition 14 that the Issuing and Paying Agent or, as the case may be, the Registrar has received the required funds (except to the extent that there is failure in the subsequent payment thereof to the relevant Holder).

Interest Amount(s), Calculation Agent and Reference Banks

5.07 If a Calculation Agent is specified in the Final Terms, the Calculation Agent, as soon as practicable after the Relevant Time on each Interest Determination Date (or such other time on such date as the Calculation Agent may be required to calculate any Final Redemption Amount or Instalment Amount, obtain any quote or make any determination or calculation) will determine the Rate of Interest and calculate the amount(s) of interest payable (the “Interest Amount(s)”) in the manner specified in Condition 5.08 below, calculate the Final Redemption Amount or Instalment Amount, obtain such quote or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Period and the relevant Interest Payment Date or, as the case may be, the Final Redemption Amount or any Instalment Amount to be notified to the Issuing and Paying Agent, the Registrar (in the case of Registered Covered Bonds), the Issuer, the Holders in accordance with Condition 14 (except for U.S. Registered Covered Bonds) and, if the Covered Bonds are listed on a stock exchange or admitted to listing by any other authority and the rules of such exchange or other relevant authority so require, such exchange or listing authority as soon as possible after their determination or calculation but in no event later than the fourth London Banking Day thereafter or, if earlier in the case of notification to the stock exchange or other relevant authority, the time required by the relevant stock exchange or listing authority. The Interest Amounts and the Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Covered Bonds become due and payable under Condition 7, the Rate of Interest and the accrued interest payable in respect of the Covered Bonds shall nevertheless continue to be calculated in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made. The determination of each Rate of Interest, Interest Amount, Final Redemption Amount and Instalment Amount, the obtaining of each quote and the making of each determination or calculation by the Calculation Agent shall (in the absence of manifest or proven error) be final and binding upon the Issuer and the Holders and neither the Calculation Agent nor any Reference Bank shall have any liability to the Holders in respect of any determination, calculation, quote or rate made or provided by it.

The Issuer will procure that there shall at all times be such Reference Banks as may be required for the purpose of determining the Rate of Interest applicable to the Covered Bonds and a Calculation Agent, if provision is made for one in the Terms and Conditions.

If the Calculation Agent is incapable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for any Interest Period or to calculate the Interest Amounts or any other requirements, the Bond Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having regard as it shall think fit to the foregoing provision of this Condition, but subject always to any Minimum Rate of Interest or Maximum Rate of Interest specified in the applicable Final Terms), it shall deem fair and reasonable in all circumstances or, as the case may be, the Bond Trustee shall calculate (or appoint an agent to calculate) the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Calculation Agent. The Calculation Agent may not resign its duties without a successor having been appointed as described above.

Calculations and Adjustments

5.08 The amount of interest payable in respect of any Covered Bond for any period shall be calculated by applying the Rate of Interest to the Calculation Amount, and, in each case, multiplying such sum by the Day Count Fraction, save that (i) if the Final Terms specifies a specific amount in respect of such period, the amount of interest payable in respect of such Covered Bond for such Interest Period will be equal to such specified amount and (ii) in the case of Fixed Rate Covered Bonds, the interest shall be calculated on such basis as may be specified in the applicable Final Terms.

For the purposes of any calculations referred to in these Terms and Conditions (unless otherwise specified in the Final Terms), (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent. being rounded up to 0.00001 per cent.), (b) all Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount and (c) all amounts denominated in any other currency used in or resulting from such calculations will be rounded to the smallest sub-unit of such currency, with halves being rounded upwards.

Where the Covered Bonds are represented by a Global Covered Bond or where the Specified Denomination of a Covered Bond in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Covered Bond shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Outstanding Principal Amount of the Global Covered Bond or the Specified Denomination of a Covered Bond in definitive form, without any further rounding.

Definitions

5.09 In these Conditions, unless the context otherwise requires, the following defined terms shall have the meaning set out below:

“Banking Day” means, in respect of any city, a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in that city.

“Business Day” means (i) in relation to Covered Bonds payable in other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for general business (including dealings in foreign exchange and foreign currency deposits) and settle payments in the relevant currency in the Business Centre(s) specified in the Final Terms or (ii) in relation to Covered Bonds payable in euro, a day (other than a Saturday or Sunday) which is a TARGET2 Business Day (as defined below) and on which commercial banks and foreign exchange markets are open for general business (including dealings in foreign exchange and foreign currency deposits) in the Business Centre(s) specified in the Final Terms.

“Business Day Convention” means a convention for adjusting any date if it would otherwise fall on a day that is not a Business Day and the following Business Day Conventions, where specified in the Final Terms in relation to any date applicable to any Covered Bonds, shall have the following meanings:

(a)	“Following Business Day Convention” means that such date shall be postponed to the first following day that is a Business Day;

(b)
“Modified Following Business Day Convention” or “Modified Business Day Convention” means that such date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day;

(c)	“Preceding Business Day Convention” means that such date shall be brought forward to the first preceding day that is a Business Day; and

(d)
“FRN Convention” or “Eurodollar Convention” means that each such date shall be the date which numerically corresponds to the preceding such date in the calendar month which is the number of months specified in the Final Terms after the calendar month in which the preceding such date occurred, provided that:

(i)	if there is no such numerically corresponding day in the calendar month in which any such date should occur, then such date will be the last day which is a Business Day in that calendar month;

(ii)
if any such date would otherwise fall on a day which is not a Business Day, then such date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a Business Day; and

(iii)
if the preceding such date occurred on the last day in a calendar month which was a Business Day, then all subsequent such dates will be the last day which is a Business Day in the calendar month which is the specified number of months after the calendar month in which the preceding such date occurred.

“Calculation Agent” means the Issuing and Paying Agent or such other agent as may be specified in the Final Terms as the Calculation Agent.

“Day Count Fraction” means, in respect of the calculation of an amount for any period of time (each such period an “Accrual Period”), such day count fraction as may be specified in the Final Terms and:

(a)
if “Actual/Actual” or “Actual/Actual (ISDA)” is so specified, means the actual number of days in the Accrual Period divided by 365 (or, if any portion of the Accrual Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Accrual Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Accrual Period falling in a non-leap year divided by 365);

(b)	if “Actual/365 (Fixed)” is so specified, means the actual number of days in the Accrual Period divided by 365;

(c)	if “Actual/360” is so specified, means the actual number of days in the Accrual Period divided by 360;

(d)	if “30E/360” or “Eurobond Basis” is so specified, means the number of days in the Accrual Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 x (Y2 – Y1)] + [30 x (M2 – M1 )] + (D2 – D1)
360

where,

“Y1” is the year, expressed as a number, in which the first day of the Accrual Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Accrual Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

“D1” is the first calendar day, expressed as a number, of the Accrual Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Accrual Period, unless such number would be 31, in which case D2 will be 30;

(e)	if “30/360”, “360/360” or “Bond Basis” is so specified, means the number of days in the Accrual Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 x (Y2 – Y1)] + [30 x (M2 – M1 )] + (D2 – D1)
360

where,

“Y1” is the year, expressed as a number, in which the first day of the Accrual Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Accrual Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

“D1” is the first calendar day, expressed as a number, of the Accrual Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Accrual Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(f)	if “30E/360 (ISDA)” is so specified, means the number of days in the Accrual Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction	=	[360 x (Y2 – Y1)] + [30 x (M2 – M1 )] + (D2 – D1)
360

where,

“Y1” is the year, expressed as a number, in which the first day of the Accrual Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included the Accrual Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Accrual Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Accrual Period falls;

“D1” is the first calendar day, expressed as a number, of the Accrual Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Accrual Period, unless (i) that day is the last day of February but not the Final Maturity Date or (ii) such number would be 31, in which case D2 will be 30; and

(g)	if “Actual/Actual (ICMA)” is so specified:

(i)
if the Accrual Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Accrual Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Interest Payment Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; or

(ii)	if the Accrual Period is longer than the Determination Period, the sum of:

(x)
the number of days in such Accrual Period falling in the Determination Period in which it begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Interest Payment Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; and

(y)
the number of days in such Accrual Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Interest Payment Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year where,

“Determination Date” means such dates as specified in the applicable Final Terms; and

“Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date).

“Euro-zone” means the region comprised of those member states of the European Union participating in the European Monetary Union from time to time.

“Financial Centre” means such financial centre or centres as may be specified in relation to the relevant currency for the purposes of the definition of “Business Day” in the ISDA Definitions or indicated in the Final Terms or, in the case of Covered Bonds denominated in euro, such financial centre or centres as the Calculation Agent may select.

“Interest Commencement Date” means the date of issue (the “Issue Date”) of the Covered Bonds (as specified in the Final Terms) or such other date as may be specified as such in the Final Terms.

“Interest Determination Date” means, in respect of any Interest Period, the date specified in the Final Terms, or if none is specified:

(a)	the first day of such Interest Period; or

(b)
in the case of any LIBOR (other than Sterling LIBOR) or EURIBOR, the date falling two London Banking Days (or, in the case of EURIBOR or EUROLIBOR, two TARGET2 Business Days) prior to the first day of such Interest Period.

“Interest Payment Date” means the date or dates specified as such in, or determined in accordance with the provisions of, the Final Terms and, as the same may be adjusted in accordance with the Business Day Convention, if any, specified in the Final Terms or if the Business Day Convention is the FRN Convention and an interval of a number of calendar months is specified in the Final Terms as being the Interest Period, each of such dates as may occur in accordance with the FRN Convention at such specified period of calendar months following the Interest Commencement Date of the Covered Bonds (in the case of the first Interest Payment Date) or the previous Interest Payment Date (in any other case).

“Interest Period” means each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date, provided always that the first Interest Period shall commence on and include the Interest Commencement Date and the final Interest Period shall end on but exclude the Final Maturity Date.

“ISDA Definitions” means the 2006 ISDA Definitions (as amended, supplemented and updated as at the date of issue of the first Tranche of the Covered Bonds of the relevant Series (as specified in the Final Terms) as published by the International Swaps and Derivatives Association, Inc.) unless otherwise specified in the applicable Final Terms.

“Outstanding Principal Amount” means, in respect of a Covered Bond, its principal amount less, in respect of any Instalment Covered Bond, any principal amount on which interest shall have ceased to accrue in accordance with Condition 5.06 or otherwise as indicated in the Final Terms.

“Rate of Interest” means the rate or rates (expressed as a percentage per annum) or amount or amounts (expressed as a price per unit of relevant currency) of interest payable in respect of the Covered Bonds specified in, or calculated or determined in accordance with the provisions of, the Final Terms.

“Reference Banks” means such banks as may be specified in the Final Terms as the Reference Banks, or, if none are specified, “Reference Banks” has the meaning given in the ISDA Definitions, mutatis mutandis.

“Relevant Time” means the time as of which any rate is to be determined as specified in the Final Terms (which in the case of LIBOR means London time or in the case of EURIBOR means Central European Time) or, if none is specified, at which it is customary to determine such rate.

“Reuters Screen” means, when used in connection with a designated page and any designated information, the display page so designated on the Reuters Market 3000 (or such other page as may replace that page on that service for the purpose of displaying such information).

“TARGET2 Business Day” means, a day in which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System is open;

Zero-Coupon Covered Bonds

5.10 If any Final Redemption Amount in respect of any Zero Coupon Covered Bond is not paid when due, interest shall accrue on the overdue amount at a rate per annum (expressed as a percentage per annum) equal to the Accrual Yield defined in, or determined in accordance with the provisions of, the Final Terms or at such other rate as may be specified for this purpose in the Final Terms until the date on which, upon due presentation or surrender of the relevant Covered Bond (if required), the relevant payment is made or, if earlier, the seventh day after the date on which, the Issuing and Paying Agent or, as the case may be, the Registrar having received the funds required to make such payment, notice is given to the Holders of the Covered Bonds in accordance with Condition 14 that the Issuing and Paying Agent or, as the case may be, the Registrar has received the required funds (except to the extent that there is failure in the subsequent payment thereof to the relevant Holder). The amount of any such interest shall be calculated in accordance with the provisions of Condition 5.08 as if the Rate of Interest was the Accrual Yield, the Outstanding Principal Amount was the overdue sum and the Day Count Fraction was as specified for this purpose in the Final Terms or, if not so specified, 30E/360 (as defined in Condition 5.09).

Interest on U.S. Registered Covered Bonds

5.11         Condition 5.11 shall only apply to U.S. Registered Covered Bonds.

Each Covered Bond will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Covered Bond, or pursuant to the interest rate formula, in the case of a Floating Rate Covered Bond, in each case as specified in the Final Terms, until the principal thereof is paid.  Interest payments on Covered Bonds will be made in respect of Fixed Rate Covered Bonds and Floating Rate Covered Bonds in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable Interest Payment Date or the Final Maturity Date, as the case may be (each an “Interest Period”).

Interest on Fixed Rate Covered Bonds and Floating Rate Covered Bonds will be payable in arrears on each Interest Payment Date and on the Final Maturity Date.  The first payment of interest on any Covered Bonds originally issued between a Regular Record Date (as defined below) and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding record date to the registered holder on the next succeeding record date.  The “Regular Record Date” shall be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date.  For the purpose of determining the holder at the close of business on a Regular Record Date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Interest Rates Applicable to U.S. Registered Covered Bonds

5.12 Condition 5.12 shall only apply to U.S. Registered Covered Bonds.

The relevant Final Terms will specify the Interest Payment Dates for a Fixed Rate Covered Bond as well as the Final Maturity Date.  Interest on Fixed Rate Covered Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months or such other day count basis set forth in the Final Terms.

Fixed Rate Covered Bonds

If any Interest Payment Date, redemption date, repayment date or Final Maturity Date of a Fixed Rate Covered Bond falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

U.S. Registered Covered Bonds that are Floating Rate Covered Bonds

The following shall only apply to Floating Rate Covered Bonds.

Interest Rate Basis.  Floating Rate Covered Bonds will bear interest at rates based on one or more of the following interest rate bases:

•         commercial paper rate;

•         U.S. prime rate;

•         LIBOR;

•         EURIBOR;

•         treasury rate;

•         CMT rate;

•         CD rate;

•         CMS rate; and/or

•         federal funds rate.

The applicable Final Terms will specify the interest rate basis that applies to a specific Series or Tranche of Floating Rate Covered Bonds.

Calculation of Interest.  Calculations relating to Floating Rate Covered Bonds will be made by the Calculation Agent.  The Final Terms for a particular Floating Rate Covered Bond will name the Calculation Agent for that Covered Bond as of its original issue date.  A successor institution may be appointed to serve as Calculation Agent for such Covered Bonds from time to time after the original issue date of such Covered Bonds without the consent of Covered Bondholders or notification of the change.

For each Floating Rate Covered Bond, the Calculation Agent will determine, on the corresponding interest calculation date or on the interest determination date, as described below, the interest rate that takes effect on each interest reset date.  In addition, the Calculation Agent will calculate the amount of interest that has accrued during each interest period that is, the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date.  For each Interest Period, the Calculation Agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the Floating Rate Covered Bond by an accrued interest factor for the Interest Period.  This factor will equal the sum of the interest factors calculated for each day during the Interest Period.  The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the relevant Final Terms.

Upon the request of the Covered Bondholder of any Floating Rate Covered Bond, the Calculation Agent will provide for that Covered Bond the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date.  The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a Covered Bond will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655).  All amounts used in or resulting from any calculation relating to a Floating Rate Covered Bond will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the interest rate basis that applies to a Floating Rate Covered Bond during a particular Interest Period, the Calculation Agent may obtain rate quotes from various banks or dealers active in the relevant market, as discussed below.  Those reference banks and dealers may include the Calculation Agent itself and its affiliates, as well as any agent participating in the distribution of the relevant floating rate covered bonds and its affiliates, and they may include affiliates of the Bank.

Initial Interest Rate.  For any Floating Rate Covered Bond, the interest rate in effect from the original issue date to the first interest reset date will be the initial interest rate.  The initial interest rate or the manner in which it is determined will be set forth in the relevant Final Terms.

Spread or Spread Multiplier.  In some cases, the interest rate basis for a Floating Rate Covered Bond may be adjusted:

•         by adding or subtracting a specified number of basis points, called the spread, with one basis point being 0.01 percent; or

•         by multiplying the interest rate basis by a specified percentage, called the spread multiplier.

For any Floating Rate Covered Bond, the applicable Final Terms will indicate whether a spread or spread multiplier will apply to the Covered Bond and, if so, the amount of the spread or spread multiplier.

Maximum and Minimum Rates.  The actual interest rate, after being adjusted by the spread or spread multiplier, may also be subject to either or both of the following limits:

•         a maximum rate—i.e., a specified upper limit that the actual interest rate in effect at any time may not exceed; and/or

•         a minimum rate—i.e., a specified lower limit that the actual interest rate in effect at any time may not fall below.

For any Floating Rate Covered Bond, the applicable Final Terms will indicate whether a maximum rate and/or minimum rate will apply to the Covered Bond and, if so, what those rates are.

Whether or not a maximum rate applies, the interest rate on a floating rate covered bond will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application and the law of Ontario and the laws of Canada applicable therein.

Interest Reset Dates.  The rate of interest on a Floating Rate Covered Bond will be reset, by the Calculation Agent described below, daily, weekly, monthly, quarterly, semi-annually or annually.  The date on which the interest rate resets and the reset rate becomes effective is called the interest reset date.  Except as otherwise specified in the applicable Final Terms, the interest reset date will be as follows:

•	for Floating Rate Covered Bonds that reset daily, each Business Day;

•	for Floating Rate Covered Bonds that reset weekly and are not treasury rate Covered Bonds, the Wednesday of each week;

•	for treasury rate Covered Bonds that reset weekly, the Tuesday of each week;

•	for Floating Rate Covered Bonds that reset monthly, the third Wednesday of each month;

•	for Floating Rate Covered Bonds that reset quarterly, the third Wednesday of each of four months of each year as indicated in the relevant Final Terms;

•	for Floating Rate Covered Bonds that reset semi-annually, the third Wednesday of each of two months of each year as indicated in the relevant Final Terms; and

•	for Floating Rate Covered Bonds that reset annually, the third Wednesday of one month of each year as indicated in the relevant Final Terms.

For a Floating Rate Covered Bond, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day.  There are several exceptions, however, to the reset provisions described above.

If any interest reset date for a Floating Rate Covered Bond would otherwise be a day that is not a Business Day, the interest reset date will be postponed to the next day that is a Business Day.  For a LIBOR or EURIBOR Covered Bond, however, if that Business Day is in the next succeeding calendar month, the interest reset date will be the immediately preceding Business Day.

Interest Determination Dates.  The interest rate that takes effect on an interest reset date will be determined by the Calculation Agent by reference to a particular date called an interest determination date.  Except as otherwise indicated in the relevant Final Terms:

•
for commercial paper rate, federal funds rate and U.S. prime rate Covered Bonds, the interest determination date relating to a particular interest reset date will be the Business Day preceding the interest reset date;

•
for LIBOR Covered Bonds, the interest determination date relating to a particular interest reset date will be the second London Business Day preceding the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date.  An interest determination date for a LIBOR covered bond is referred to as a LIBOR interest determination date;

•
for EURIBOR Covered Bonds, the interest determination date relating to a particular interest reset date will be the second Euro Business Day preceding the interest reset date.  An interest determination date for a EURIBOR Covered Bond is referred to as a EURIBOR interest determination date;

•
for treasury rate Covered Bonds, the interest determination date relating to a particular interest reset date, which is referred to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills—i.e., direct obligations of the U.S. government—would normally be auctioned.  Treasury bills are usually sold at auction on the Monday of each week, unless that day is not a Business Day, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday.  If as the result of a Monday not being a Business Day an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week; and

•	for CD rate, CMT rate and CMS rate Covered Bonds, the interest determination date relating to a particular interest reset date will be the second Business Day preceding the interest reset date.

The interest determination date pertaining to a Floating Rate Covered Bond the interest rate of which is determined with reference to two or more interest rate bases will be the latest Business Day which is at least two Business Days before the related interest reset date for the applicable floating rate covered bond on which each interest rate basis is determinable.

Interest Calculation Dates.  As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date.  Except for LIBOR Covered Bonds and EURIBOR Covered Bonds, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date.  The interest calculation date will be the earlier of the following:

•	the tenth calendar day after the interest determination date or, if that tenth calendar day is not a Business Day, the next succeeding Business Day; and

•	the Business Day immediately preceding the Interest Payment Date or the maturity, whichever is the day on which the next payment of interest will be due.

The Calculation Agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

Interest Payment Dates.  The Interest Payment Dates for a Floating Rate Covered Bond will depend on when the interest rate is reset and, unless otherwise specified in the relevant Final Terms, will be as follows:

•	for Floating Rate Covered Bonds that reset daily, weekly or monthly, the third Wednesday of each month;

•	for Floating Rate Covered Bonds that reset quarterly, the third Wednesday of the four months of each year specified in the relevant Final Terms;

•	for Floating Rate Covered Bonds that reset semi-annually, the third Wednesday of the two months of each year specified in the relevant Final Terms; or

•	for Floating Rate Covered Bonds that reset annually, the third Wednesday of the month specified in the relevant Final Terms.

Notwithstanding the above, if a covered bond is originally issued after the Regular Record Date and before the date that would otherwise be the first Interest Payment Date, the first Interest Payment Date will be the date that would otherwise be the second Interest Payment Date.

In addition, the following special provision will apply to a Floating Rate Covered Bond with regard to any Interest Payment Date other than one that falls on the maturity.  If the Interest Payment Date would otherwise fall on a day that is not a Business Day, then the Interest Payment Date will be the next day that is a Business Day.  However, if the floating rate covered bond is a LIBOR Covered Bond or a EURIBOR Covered Bond and the next Business Day falls in the next calendar month, then the Interest Payment Date will be advanced to the next preceding day that is a Business Day.  If the Final Maturity Date of a Floating Rate Covered Bond falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

Commercial Paper Rate Covered Bonds

A commercial paper rate Covered Bond will bear interest at an interest rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms.

The commercial paper rate will be the money market yield of the rate, for the relevant interest determination date, for commercial paper having the index maturity indicated in the applicable Final Terms, as published in H.15(519) under the heading “Commercial Paper—Nonfinancial.”  If the commercial paper rate cannot be determined as described above, the following procedures will apply.

•
If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in the applicable Final Terms, as published in H.15 daily update or any other recognized electronic source used for displaying that rate, under the heading “Commercial Paper—Nonfinancial.”

•
If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the relevant index maturity and is placed for an industrial issuer whose bond rating is “Aa”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on the relevant interest determination date, by three leading U.S. dollar commercial paper dealers in New York City selected by the Calculation Agent.

•
If fewer than three dealers selected by the Calculation Agent are quoting as described above, the commercial paper rate for the new interest period will be the commercial paper rate in effect for the prior interest period.  If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

U.S. Prime Rate Covered Bonds

A U.S. prime rate Covered Bond will bear interest at an interest rate equal to the U.S. prime rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms.

The U.S. prime rate will be the rate, for the relevant interest determination date, published in H.15(519) opposite the heading “Bank Prime Loan.”  If the U.S. prime rate cannot be determined as described above, the following procedures will apply.

•
If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the U.S. prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading “Bank Prime Loan.”

•
If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the U.S. prime rate will be the arithmetic mean of the following rates as they appear on the Reuters screen US PRIME 1 page: the rate of interest publicly announced by each bank appearing on that page as that bank’s prime rate or base lending rate, as of 11:00 A.M., New York City time, on the relevant interest determination date.

•
If fewer than four of these rates appear on the Reuters screen US PRIME 1 page, the U.S. prime rate will be the arithmetic mean of the prime rates or base lending rates, as of the close of business on the relevant interest determination date, of three major banks in New York City selected by the Calculation Agent.  For this purpose, the Calculation Agent will use rates quoted on the basis of the actual number of days in the year divided by a 360-day year.

•
If fewer than three banks selected by the Calculation Agent are quoting as described above, the U.S. prime rate for the new interest period will be the U.S. prime rate in effect for the prior interest period.  If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

LIBOR Covered Bonds

A LIBOR Covered Bond will bear interest at an interest rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as specified in the applicable Final Terms.  In addition, when LIBOR is the interest rate basis the applicable LIBOR rate will be adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms.  LIBOR will be determined in the following manner:

•
LIBOR will be the offered rate appearing on the Reuters Page LIBOR01 as of 11:00 A.M., London time, on the relevant LIBOR interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date.  The applicable Final Terms will indicate the index currency, the index maturity and the reference page that apply to the LIBOR covered bond.  If no reference page is mentioned in the Final Terms, Reuters Page LIBOR01 will apply to the LIBOR covered bond.

•
If Reuters Page LIBOR01 applies and the rate described above does not appear on that page, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant LIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.  The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate.  If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations.

•
If fewer than two quotations are provided as described above, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the applicable principal financial center, on that LIBOR interest determination date, by three major banks in that financial center selected by the Calculation Agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date and in a representative amount.

•
If fewer than three banks selected by the Calculation Agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period.  If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

EURIBOR Covered Bonds

A EURIBOR Covered Bond will bear interest at an interest rate equal to the interest rate for deposits in euro, designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate.  In addition, when EURIBOR is the interest rate basis the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the applicable Final Terms.  EURIBOR will be determined in the following manner:

•
EURIBOR will be the offered rate for deposits in euros having the index maturity specified in the applicable Final Terms, beginning on the second Euro Business Day after the relevant EURIBOR interest determination date, as that rate appears on Reuters page EURIBOR01 as of 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date.

•
If the rate described above does not appear on Reuters page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.  The Calculation Agent will request the principal euro-zone office of each of these banks to provide a quotation of its rate.  If at least two quotations are provided, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the quotations.

•
If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 A.M., Brussels time on that EURIBOR interest determination date, by three major banks in the euro-zone selected by the Calculation Agent: loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount.

•
If fewer than three banks selected by the Calculation Agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period.  If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Treasury Rate Covered Bonds

A treasury rate Covered Bond will bear interest at an interest rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms.

The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of treasury bills having the index maturity specified in the applicable Final Terms, as that rate appears on Reuters page USAUCTION 10/11.  If the treasury rate cannot be determined in this manner, the following procedures will apply.

•
If the rate described above does not appear on either page by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Auction High.”

•
If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant treasury interest determination date and for treasury bills of the kind described above, as announced by the U.S. Department of the Treasury.

•
If the auction rate described in the prior paragraph is not so announced by 3:00 P.M., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15(519) under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”

•
If the rate described in the prior paragraph does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the relevant treasury interest determination date and for treasury bills having a remaining maturity closest to the specified index maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “U.S. Government Securities/Treasury Bills/Secondary Market.”

•
If the rate described in the prior paragraph does not appear in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 P.M., New York City time, on the relevant treasury interest determination date, by three primary U.S. government securities dealers in New York City selected by the Calculation Agent.

•
If fewer than three dealers selected by the Calculation Agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period.  If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CD Rate Covered Bonds

A CD rate Covered Bond will bear interest at an interest rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms.

The CD rate will be the rate, on the relevant interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable Final Terms, as published in H.15(519) under the heading “CDs (Secondary Market).”  If the CD rate cannot be determined in this manner, the following procedures will apply.

•
If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CD rate will be the rate, for the relevant interest determination date, described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “CDs (Secondary Market).”

•
If the rate described above does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money market banks with a remaining maturity closest to the specified index maturity, and in a representative amount: the rates offered as of 10:00 A.M., New York City time, on the relevant interest determination date, by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in New York City, as selected by the Calculation Agent.

•
If fewer than three dealers selected by the Calculation Agent are quoting as described above, the CD rate in effect for the new interest period will be the CD rate in effect for the prior interest period.  If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMT Rate Covered Bonds

A CMT rate Covered Bond will bear interest at an interest rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms.

The CMT rate will be the following rate displayed on the designated CMT Reuters page under the heading “. . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 Mondays Approximately 3:45 P.M.”, under the column for the designated CMT index maturity:

•	if the designated CMT Reuters page is Reuters page FRBCMT, the rate for the relevant interest determination date; or

•
if the designated CMT Reuters page is Reuters page FEDCMT, the weekly or monthly average, as specified in the applicable Final Terms, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

If the CMT rate cannot be determined in this manner, the following procedures will apply.

•
If the applicable rate described above is not displayed on the relevant designated CMT Reuters page at 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above—i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable—as published in H.15(519).

•
If the applicable rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

•	is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; or

•
as is otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls; and

•	in either case, is determined by the Calculation Agent to be comparable to the applicable rate formerly displayed on the designated CMT Reuters page and published in H.15(519).

•
If the rate described in the prior paragraph does not appear by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for the most recently issued treasury covered bonds having an original maturity equal to the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent.  In selecting these bid rates, the Calculation Agent will request quotations from five of these primary dealers and will disregard the highest quotation—or, if there is equality, one of the highest—and the lowest quotation—or, if there is equality, one of the lowest.  Treasury covered bonds are direct, non-callable, fixed rate obligations of the U.S. government.

•
If the Calculation Agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market bid rates for treasury covered bonds with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the bid rates, as of approximately 3:30 P.M., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent.  In selecting these bid rates, the Calculation Agent will request quotations from five of these primary dealers and will disregard the highest quotation (or, if there is equality, one of the highest) and the lowest quotation (or, if there is equality, one of the lowest).  If two treasury covered bonds with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the Calculation Agent will obtain quotations for the treasury covered bond with the shorter remaining term to maturity.

•
If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

•
If two or fewer primary dealers selected by the Calculation Agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period.  If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

CMS Rate Covered Bonds

A CMS rate Covered Bond will bear interest at an interest rate equal to the CMS rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms.

The CMS rate will be the rate for U.S. dollar swaps with a maturity for a specified number of years, expressed as a percentage in the applicable Final Terms, which appears on the Reuters page ISDAFIX1 as of 11:00 a.m., New York City time, on the interest rate determination date.

•	If the CMS rate cannot be determined as described above, the following procedures will be used:

•
If the applicable rate described above is not displayed on the relevant designated CMS Reuters page by 11:00 a.m., New York City time, on the interest rate determination date, then the CMS rate will be a percentage determined on the basis of the mid-market, semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the interest rate determination date.  For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the maturity designated in the relevant Final Terms commencing on that interest rate determination date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to “LIBOR Reuters” with a maturity of three months.  The Calculation Agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate.  If at least three quotations are provided, the CMS rate for that interest rate determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•
If fewer than three leading swap dealers selected by the Calculation Agent are quoting as described above, the CMS rate will remain the CMS rate in effect on that interest rate determination date or, if that interest rate determination date is the first reference rate determination date, the initial interest rate.

Federal Funds Rate Covered Bonds

A federal funds rate Covered Bond will bear interest at an interest rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, indicated in the applicable Final Terms.

The federal funds rate will be the rate for U.S. dollar federal funds as of the relevant interest determination date, as published in H.15(519) under the heading “Federal Funds (Effective)”, as that rate is displayed on Reuters page FEDFUNDS1.  If the federal funds rate cannot be determined in this manner, the following procedures will apply.

•
If the rate described above is not displayed on Reuters page FEDFUNDS1 by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate, as of the relevant interest determination date, will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading “Federal Funds (Effective).”

•
If the rate described above is not displayed on Reuters page FEDFUNDS1 and does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on the Business Day following the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.

•
If fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate in effect for the new interest period will be the federal funds rate in effect for the prior interest period.  If the initial interest rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Special Rate Calculation Terms

For the purposes of this Condition 5.12:

The term “bond equivalent yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

bond equivalent yield =	D x N	x 100
360 – (D x M)

where,

“D” means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

“N” means 365 or 366, as the case may be; and

“M” means the actual number of days in the applicable interest reset period.

The term “Business Day” means, for any Covered Bond, a day that meets all the following applicable requirements:

(a)
for all Covered Bonds, is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City or Toronto, and, in the case of a Floating Rate covered bond, London;

(b)
if the Covered Bond has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the applicable principal financial center; and

(c)	if the Covered Bond is a EURIBOR covered bond or has a specified currency of euros, or is a LIBOR Covered Bond for which the index currency is euros, is also a Euro Business Day.

The term “designated CMT index maturity” means the index maturity for a CMT rate covered bond and will be the original period to maturity of a U.S. treasury security—either 1, 2, 3, 5, 7, 10, 20 or 30 years—specified in the applicable Final Terms.

The term “designated CMT Reuters page” means the Reuters page that displays treasury constant maturities as reported in H.15(519).  If no Reuters page is so specified, then the applicable page will be Reuters page FEDCMT.  If Reuters page FEDCMT applies but the applicable Final Terms does not specify whether the weekly or monthly average applies, the weekly average will apply.

The term “Euro Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

The term “euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

“H.15(519)” means the weekly statistical release entitled “Statistical Release H.15(519)”, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 daily update” means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

The term “index currency” means, with respect to a LIBOR Covered Bond, the currency specified as such in the applicable Final Terms.  The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the Final Terms.

The term “index maturity” means, with respect to a floating rate covered bond, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Final Terms.

“Interest Period” has the meaning given to such term in this Section 5.11.

“London business day” means any day on which dealings in the relevant index currency are transacted in the London interbank market.

The term “money market yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

money market yield =	D x 360	x 100
360 – (D x M)

where,

“D” means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

“M” means the actual number of days in the relevant interest reset period.

The term “principal financial center” means the capital city of the country to which an index currency relates (or the capital city of the country issuing the specified currency, as applicable), except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rands and Swiss francs, the “principal financial center” means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to euros the principal financial center means London.

The term “representative amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters Page LIBOR01” means the display designated as “LIBOR01” on Reuters 3000 Xtra (or any successor service) (or such other page as may replace Page LIBOR01 on Reuters 3000 Xtra or any successor service).

 “Reuters screen US PRIME 1 page” means the display on the “US PRIME 1” page on the Reuters Monitor Money Rates Service, or any successor service, or any replacement page or pages on that service, for the purpose of displaying prime rates or base lending rates of major U.S. banks.

“Reuters page” means the display on Reuters 3000 Xtra, or any successor service or any replacement page or pages on that service.

If, when using the terms designated CMT Reuters page, H.15(519), H.15 daily update, Reuters screen US PRIME 1 page, Reuters Page LIBOR01 or Reuters page, a particular heading or headings is referenced on any of those pages, those references include any successor or replacement heading or headings as determined by the Calculation Agent.

6.	Redemption and Purchase

Redemption at Maturity

6.01 Unless previously redeemed, or purchased and cancelled, this Covered Bond shall be redeemed at its Final Redemption Amount specified in or determined in the manner specified in the applicable Final Terms in the Specified Currency on the Final Maturity Date.

Without prejudice to Condition 7, if an Extended Due for Payment Date is specified as applicable in the Final Terms for a Series of Covered Bonds and the Issuer has failed to pay the Final Redemption Amount on the Final Maturity Date specified in the Final Terms (or after expiry of the grace period set out in Condition 7.01(a)) and following the service of a Notice to Pay on the Guarantor LP by no later than the date falling one Business Day prior to the Extension Determination Date the Guarantor LP has insufficient moneys available in accordance with the Guarantee Priority of Payments to pay in full the Guaranteed Amounts corresponding to the Final Redemption Amount of the relevant Series of Covered Bonds on the date falling on the earlier of (a) the date which falls two Business Days after service of such Notice to Pay on the Guarantor LP or if later the Final Maturity Date (or, in each case, after the expiry of the grace period set out in Condition 7.02) under the terms of the Covered Bond Guarantee or (b) the Extension Determination Date, then (subject as provided below) payment of the unpaid amount by the Guarantor LP under the Covered Bond Guarantee shall be deferred until the Extended Due for Payment Date, provided that in respect of any amount representing the Final Redemption Amount due and remaining unpaid on the earlier of (a) and (b) above the Guarantor LP will apply any moneys available (after paying or providing for payment of higher ranking or pari passu amounts in accordance with the Guarantee Priority of Payments) to pay the Guaranteed Amounts corresponding to the Final Redemption Amount of the relevant Series of Covered Bonds on any Interest Payment Date thereafter up to (and including) the relevant Extended Due for Payment Date.

The Issuer shall confirm to the Issuing and Paying Agent as soon as reasonably practicable and in any event at least 4 Business Days prior to the Final Maturity Date of such Series of Covered Bonds whether payment will be made in full of the Final Redemption Amount in respect of a Series of Covered Bonds on that Final Maturity Date. Any failure by the Issuer to notify the Issuing and Paying Agent shall not affect the validity or effectiveness of the extension of maturity.

The Guarantor LP shall notify the relevant holders of the Covered Bonds (in accordance with Condition 14), the Rating Agencies, the Bond Trustee, the Issuing and Paying Agent and the Registrar (in the case of Registered Covered Bonds) as soon as reasonably practicable and in any event at least one Business Day prior to the dates specified in (a) and (b) of the second paragraph of this Condition 6.01 of any inability of the Guarantor LP to pay in full the Guaranteed Amounts corresponding to the Final Redemption Amount in respect of a Series of Covered Bonds pursuant to the Covered Bond Guarantee. Any failure by the Guarantor LP to notify such parties shall not affect the validity or effectiveness of the extension nor give rise to any rights in any such party.

In the circumstances outlined above, the Guarantor LP shall on the earlier of (a) the date falling two Business Days after the service of a Notice to Pay on the Guarantor LP or if later the Final Maturity Date (or, in each case, after the expiry of the applicable grace period set out in Condition 7.02) and (b) the Extension Determination Date, under the Covered Bond Guarantee, apply the moneys (if any) available (after paying or providing for payment of higher ranking or pari passu amounts in accordance with the Guarantee Priority of Payments) pro rata in part payment of an amount equal to the Final Redemption Amount of each Covered Bond of the relevant Series of Covered Bonds and shall pay Guaranteed Amounts constituting the Scheduled Interest in respect of each such Covered Bond on such date. The obligation of the Guarantor LP to pay any amounts in respect of the balance of the Final Redemption Amount not so paid shall be deferred as described above. Such failure to pay by the Guarantor LP shall not constitute a Guarantor LP Event of Default.

Any discharge of the obligations of the Issuer as the result of the payment of Excess Proceeds to the Bond Trustee shall be disregarded for the purposes of determining the amounts to be paid by the Guarantor LP under the Covered Bond Guarantee in connection with this Condition 6.01.

For the purposes of these Terms and Conditions:

“Extended Due for Payment Date” means, in relation to any Series of Covered Bonds, the date, if any, specified as such in the applicable Final Terms to which the payment of all or (as applicable) part of the Final Redemption Amount payable on the Final Maturity Date will be deferred in the event that the Final Redemption Amount is not paid in full on the Extension Determination Date; and

“Extension Determination Date” means, in respect of a Series of Covered Bonds, the date falling two Business Days after the expiry of seven days from (and including) the Final Maturity Date of such Covered Bonds.

“Guarantee Priority of Payments” means the priority of payments relating to moneys received by the Cash Manager for and on behalf of the Guarantor LP and moneys standing to the credit of the Guarantor LP Accounts, to be paid on each Guarantor LP Payment Date in accordance with the Guarantor LP Agreement.

“Rating Agency” means any one of Standard & Poor’s Credit Market Services Europe Ltd., Moody’s Investors Service Limited, Fitch Inc. and DBRS Limited, to the extent that at the relevant time they provide ratings in respect of the then outstanding Covered Bonds, or their successors and “Rating Agencies” means more than one Rating Agency.

Early Redemption for Taxation Reasons

6.02 If, in relation to any Series of Covered Bonds (i) as a result of any change in the laws or regulations of Canada or any province or territory thereof or any authority or agency therein or thereof having power to tax or, in the case of Covered Bonds issued by a branch of the Issuer outside Canada, of the country in which such branch is located or of any political subdivision thereof or any authority or agency therein or thereof having power to tax or in the interpretation or administration of any such laws or regulations which becomes effective on or after the Issue Date of such Covered Bonds or any other date specified in the Final Terms, the Issuer would be required to pay additional amounts as provided in Condition 8, (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it and (iii) such circumstances are evidenced by the delivery by the Issuer to the Issuing and Paying Agent and Bond Trustee of (x) a certificate signed by two senior officers of the Issuer stating that the said circumstances prevail and describing the facts leading thereto, and (y) an opinion of independent legal advisers of recognised standing to the effect that the circumstances set forth in (i) above, prevail, the Issuer may, at its option and having given no less than 30 nor more than 60 days’ notice (ending, in the case of Floating Rate Covered Bonds, on an Interest Payment Date) to the Holders of the Covered Bonds in accordance with Condition 14 (which notice shall be irrevocable), redeem all (but not some only) of the outstanding Covered Bonds at their Outstanding Principal Amount or, in the case of Zero Coupon Covered Bonds, their Amortized Face Amount (as defined in Condition 6.10) or such Early Redemption Amount as may be specified in, or determined in accordance with the provisions of, the Final Terms, together with accrued interest (if any) thereon, provided, however, that no such notice of redemption may be given earlier than 90 days (or, in the case of Floating Rate Covered Bonds a number of days which is equal to the aggregate of the number of days falling within the then current Interest Period plus 60 days) prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Covered Bonds then due.

The Issuer may not exercise such option in respect of any Covered Bond which is the subject of the prior exercise by the Holder thereof of its option to require the redemption of such Covered Bond under Condition 6.06.

Call Option

6.03 If a Call Option is specified in the Final Terms as being applicable, then the Issuer may, having given the appropriate notice to the Holders in accordance with Condition 14, which Notice shall be irrevocable, and shall specify the date fixed for redemption and subject to such conditions as may be specified in the Final Terms, redeem all or some only of the Covered Bonds of this Series outstanding on any Optional Redemption Date at the Optional Redemption Amount(s) specified in, or determined in the manner specified in the applicable Final Terms together with accrued interest (if any) thereon on the date specified in such notice.

The Issuer may not exercise such option in respect of any Covered Bond which is the subject of the prior exercise by the Holder thereof of its option to require the redemption of such Covered Bond under Condition 6.06.

6.04 The appropriate notice referred to in Condition 6.03 is a notice given by the Issuer to the Holders of the Covered Bonds of the relevant Series in accordance with Condition 14, which notice shall be irrevocable and shall specify:

•	the Series of Covered Bonds subject to redemption;

•
whether such Series is to be redeemed in whole or in part only and, if in part only, the aggregate principal amount of and (except in the case of a Global Covered Bond) the serial numbers of the Covered Bonds of the relevant Series which are to be redeemed;

•
the due date for such redemption, which shall be not less than thirty days nor more than 60 days after the date on which such notice is given and which shall be such date or the next of such dates (“Call Option Date(s)”) or a day falling within such period (“Call Option Period”), as may be specified in the Final Terms and which is, in the case of Covered Bonds which bear interest at a floating rate, a date upon which interest is payable; and

•	the Optional Redemption Amount at which such Covered Bonds are to be redeemed.

Partial Redemption

6.05 If the Covered Bonds are to be redeemed in part only on any date in accordance with Condition 6.03:

•	such redemption must be for an amount not less than the Minimum Redemption Amount or not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Final Terms;

•
in the case of a partial redemption of Bearer Definitive Covered Bonds , the Covered Bonds to be redeemed shall be drawn by lot in such European city as the Issuing and Paying Agent may specify, or identified in such other manner or in such other place as the Issuing and Paying Agent may approve and deem appropriate and fair;

•
in the case of a Global Covered Bond, the Covered Bonds to be redeemed shall be selected in accordance with the rules of Euroclear, Clearstream, Luxembourg, DTC, CDS and/or any other relevant clearing system (to be reflected in the records of Euroclear and/or Clearstream, Luxembourg, DTC and/or CDS or such other relevant clearing system as either a pool factor or a reduction in principal amount, at their discretion); and

•
in the case of Registered Definitive Covered Bonds, the Covered Bonds shall be redeemed (so far as may be practicable) pro rata to their principal amounts, provided always that the amount redeemed in respect of each Covered Bond shall be equal to a Specified Denomination, subject always to compliance with all applicable laws and the requirements of any stock exchange on which the relevant Covered Bonds may be listed.

In the case of the redemption of part only of a Registered Definitive Covered Bond, a new Registered Definitive Covered Bond in respect of the unredeemed balance shall be issued in accordance with Conditions 2.04 to 2.08, which shall apply as in the case of a transfer of Registered Definitive Covered Bonds as if such new Registered Definitive Covered Bond were in respect of the untransferred balance.

Put Option

6.06 If a Put Option is specified in the Final Terms as being applicable, upon the Holder of any Covered Bond of this Series giving the required notice to the Issuer specified in the applicable Final Terms (which notice shall be irrevocable), the Issuer will, upon expiry of such notice, redeem such Covered Bond subject to and in accordance with the terms specified in the applicable Final Terms in whole (but not in part only) on the Optional Redemption Date and at the Optional Redemption Amount specified in, or determined in accordance with the provisions of, the applicable Final Terms, together with accrued interest (if any) thereon. In order to exercise such option, the Holder must, not less than 45 days before the Optional Redemption Date where the Covered Bond is a Covered Bond in definitive form held outside Euroclear, Clearstream, Luxembourg, DTC and/or CDS deposit the relevant Covered Bond (together, in the case of a Bearer Definitive Covered Bond that is not a Zero Coupon Covered Bond, with all unmatured Coupons appertaining thereto other than any Coupon maturing on or before the Optional Redemption Date (failing which the provisions of Condition 9.06 apply)) during normal business hours at the specified office of, in the case of a Bearer Covered Bond, any Paying Agent or, in the case of a Registered Covered Bond, the Registrar together with a duly completed early redemption notice (“Put Notice”) in the form which is available from the specified office of any of the Paying Agents or, as the case may be, the Registrar specifying, in the case of a Global Covered Bond, the aggregate principal amount in respect of which such option is exercised (which must be a Specified Denomination specified in the Final Terms). Notwithstanding the foregoing, Covered Bonds represented by a Permanent Global Covered Bond or Global Registered Covered Bond shall be deemed to be deposited with the Paying Agent or the Registrar, as the case may be, for purposes of this Condition 6.06 at the time a Put Notice has been received by the Paying Agent or Registrar, as the case may be, in respect of such Covered Bonds. No Covered Bond so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement).

In the case of the redemption of part only of a Registered Covered Bond, a new Registered Definitive Covered Bond in respect of the unredeemed balance shall be issued in accordance with Conditions 2.04 to 2.08 which shall apply as in the case of a transfer of Registered Definitive Covered Bonds as if such new Registered Definitive Covered Bond were in respect of the untransferred balance.

The Holder of a Covered Bond may not exercise such Put Option in respect of any Covered Bond which is the subject of an exercise by the Issuer of its option to redeem such Covered Bond under either Condition 6.02 or 6.03.

Purchase of Covered Bonds

6.07 The Issuer or any of its subsidiaries may at any time purchase Covered Bonds in the open market or otherwise and at any price provided that all unmatured Receipts and Coupons appertaining thereto are purchased therewith. If purchases are made by tender, tenders must be available to all Holders of the relevant Covered Bonds alike.

Cancellation of Redeemed and Purchased Covered Bonds

6.08 All unmatured Covered Bonds and Coupons redeemed in accordance with this Condition 6 will be cancelled forthwith and may not be reissued or resold. All unmatured Covered Bonds and Coupons purchased in accordance with Condition 6.07 may be cancelled or may be reissued or resold.

Further Provisions applicable to Final Redemption Amount and Instalment Amounts

6.09 The provisions of Condition 5.07 and the last paragraph of Condition 5.08 shall apply to any determination or calculation of the Redemption Amount or any Instalment Amount required by the Final Terms to be made by the Calculation Agent (as defined in Condition 5.09).

References herein to “Redemption Amount” shall mean, as appropriate, the Final Redemption Amount, final Instalment Amount, the Optional Redemption Amount, the Early Redemption Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with, the provisions of the applicable Final Terms.

6.10 The Redemption Amount payable in respect of any Zero Coupon Covered Bond shall be the Amortized Face Amount of such Covered Bond. The “Amortized Face Amount” shall be an amount equal to the sum of:

(a)	the Reference Price specified in the Final Terms; and

(b)
the product of the Accrual Yield (compounded annually or otherwise as specified in the Final Terms) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Covered Bond becomes due and repayable.

Where such calculation is to be made for a period which is not a full year, the calculation in respect of the period of less than a full year shall be made on the basis of the Day Count Fraction (as defined in Condition 5.09) specified in the Final Terms.

6.11 If any Redemption Amount (other than the Final Redemption Amount) of any Zero Coupon Covered Bond is improperly withheld or refused or default is otherwise made in the payment thereof, the Amortized Face Amount shall be calculated as provided in Condition 6.11 but as if references in subparagraph (b) to the date fixed for redemption or the date upon which such Zero Coupon Covered Bond becomes due and repayable were replaced by references to the date (the “Reference Date”) which is the  earlier of:

(a)	the date on which, upon due presentation or surrender of the relevant Covered Bond (if required), all amounts due have been paid; and

(b)
the seventh day after the date on which, the Issuing and Paying Agent or, as the case may be, the Registrar having received the funds required to make such payment, notice is given to the Holders of the Covered Bonds in accordance with Condition 14 of that circumstance (except to the extent that there is a failure in the subsequent payment thereof to the relevant Holder). The calculation of the Amortized Face Amount in accordance with this sub-paragraph will continue to be made, after as well as before judgment, unless the Reference Date falls on or after the Maturity Date, in which case the amount due and repayable shall be the scheduled Final Redemption Amount of the Covered Bond on the Maturity Date together with interest which may accrue in accordance with Condition 5.10.

Instalment Covered Bonds

6.12 Any Instalment Covered Bond will be redeemed in the Instalment Amounts and on the Instalment Dates specified in the applicable Final Terms.

Index-Linked Redemption Covered Bonds

6.13 Provisions relating to the terms of any Index-Linked Redemption Covered Bond, including the redemption thereof, will be set out in the applicable Final Terms.

Other Redemption and Purchase Provisions

6.14 Notwithstanding the foregoing:

(a)
the relevant provisions relating to the redemption and purchase of Covered Bonds the terms of which permit the Issuer to pay and/or discharge its obligations with respect to such Covered Bonds by the payment or delivery of securities and/or other property or any combination of cash, securities and/or other property shall be set forth in the applicable Final Terms; and

(b)	any additional redemption events which shall enable the Issuer to redeem the Covered Bonds of any Series shall be set forth in the applicable Final Terms.

Legislative Exchange

6.15 Following the coming into force in Canada, at any time after the date of this document, of (i) any legislation similar to covered bond legislation in force in any European Union country, or (ii) any rules, regulations or guidelines published by any governmental authority that provides for bonds issued by Canadian issuers to qualify for the same or similar benefits available to covered bonds issued under covered bonds legislation in force in any European Union country, the Issuer may, at its option and without the consent of the Bond Trustee, the holders of the Covered Bonds, the Receiptholders or the Couponholders, exchange all (but not some only) of the Covered Bonds of all Series then outstanding (the “Existing Covered Bonds”) for new Covered Bonds which qualify as covered bonds under such new legislation, rules, regulations or guidelines (the “New Covered Bonds”) in identical form, amounts and denominations as the Existing Covered Bonds and on the same economic terms and conditions as the Existing Covered Bonds (the “Legislative Exchange”) if not more than 60 nor less than 30 days’ notice to the holders of the Covered Bonds (in accordance with Condition 14) and the Bond Trustee is given and provided that:

(a)
on the date on which such notice expires the Issuer delivers to the Bond Trustee a certificate signed by two senior officers of the Issuer and a certificate signed by a designated officer of the Managing GP of the Guarantor LP confirming that, in the case of the Issuer, no Issuer Event of Default or Potential Issuer Event of Default (as defined below) and, in the case of the Guarantor LP, no Guarantor LP Event of Default or Potential Guarantor LP Event of Default (as defined below), shall have occurred and be continuing;

(b)	each of the Rating Agencies has confirmed in writing that the New Covered Bonds will be assigned the same or better ratings than those then applicable to the Existing Covered Bonds; and

(c)
if the Existing Covered Bonds are listed, quoted and/or traded on or by a competent and/or relevant listing authority, stock exchange and/or quotation system on or before the date on which such notice expires the Issuer delivers to the Bond Trustee a certificate signed by two senior officers of the Issuer confirming that all applicable rules of such competent and/or relevant listing authority, stock exchange and/or quoting system have been or will be complied with.

The Existing Covered Bonds will be cancelled concurrently with the issue of the New Covered Bonds and with effect on and from the date of issue thereof all references herein to Covered Bonds shall be deemed to be references to the New Covered Bonds.

Redemption due to Illegality

6.16 The Covered Bonds of all Series may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the Bond Trustee, the Issuing and Paying Agent, the Registrar and, in accordance with Condition 14, all holders of the Covered Bonds (which notice shall be irrevocable), if the Issuer satisfies the Bond Trustee immediately before the giving of such notice that it has, or will, before the next Interest Payment Date of any Covered Bond of any Series, become unlawful for the Issuer to make, fund or allow to remain outstanding any advance made by it to the Guarantor LP pursuant to the Intercompany Loan Agreement, as a result of any change in, or amendment to, the applicable laws or regulations or any change in the application or official interpretation of such laws or regulations, which change or amendment has become or will become effective before the next such Interest Payment Date.

Covered Bonds redeemed pursuant to this Condition 6.16 will be redeemed at their Early Redemption Amount together (if appropriate) with interest accrued to (but excluding) the date of redemption.

Prior to the publication of any notice of redemption pursuant to this Condition 6.16, the Issuer shall deliver to the Issuing and Paying Agent and Bond Trustee a certificate signed by two senior officers of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and the Issuing and Paying Agent and Bond Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on all holders of the Covered Bonds, Receiptholders and Couponholders.

7.	Events of Default

Issuer Events of Default

7.01 The Bond Trustee at its discretion may, and if so requested in writing by the holders of at least 25 per cent. of the aggregate Principal Amount Outstanding of the Covered Bonds (which for this purpose or the purpose of any Extraordinary Resolution (as defined in the Trust Deed) referred to in this Condition 7.01 means the Covered Bonds of this Series together with the Covered Bonds of any other Series constituted by the Trust Deed) then outstanding as if they were a single Series (with the nominal amount of Covered Bonds not denominated in euros converted into euros at the rate specified in the applicable Final Terms) or if so directed by an Extraordinary Resolution of all the holders of the Covered Bonds shall, (but in the case of the happening of any of the events mentioned in sub-paragraphs (b) to (d) below, only if the Bond Trustee shall have certified in writing to the Issuer and the Guarantor LP that such event is, in its opinion, materially prejudicial to the interests of the holders of the Covered Bonds of any Series) (subject in each case to being indemnified and/or secured to its satisfaction), give notice (an “Issuer Acceleration Notice”) in writing to the Issuer that as against the Issuer (but, for the avoidance of doubt, not against the Guarantor LP under the Covered Bond Guarantee) each Covered Bond of each Series is, and each such Covered Bond shall thereupon immediately become, due and repayable at its Early Redemption Amount together with accrued interest as provided in the Trust Deed if any of the following events (each an “Issuer Event of Default”) shall occur and be continuing:

(a)	the Issuer fails to pay any principal or interest in respect of the Covered Bonds within 30 days of the due date; or

(b)	the Issuer fails to perform or observe any obligations under the Covered Bonds, Receipts or Coupons of any Series, the Trust Deed or any other Transaction Document to which the Issuer is a party (other than the Dealership Agreement and the Subscription Agreement and the Underwriting Agreement) but excluding any obligation of the Issuer to comply with the Asset Coverage Test and such failure continues for the period of 30 days (or such longer period as the Bond Trustee may permit) next following the service by the Bond Trustee on the Issuer of notice requiring the same to be remedied (except in circumstances where the Bond Trustee considers such failure to be incapable of remedy in which case no period of continuation will apply and no notice by the Bond Trustee will be required); or

(c)
the Issuer shall have become insolvent or bankrupt, or if a liquidator, receiver or receiver and manager of the Issuer or any other officer having similar powers shall be appointed, or if the Superintendent of Financial Institutions (Canada) shall have taken control of the assets of the Issuer or of the Issuer itself; or

(d)
an Asset Coverage Test Breach Notice has been served and not revoked (in accordance with the terms of the Transaction Documents) on or before the Guarantor LP Payment Date immediately following the next Calculation Date after service of such Asset Coverage Test Breach Notice.

For the purposes of these Terms and Conditions “Calculation Date” means the last Business Day of each month.

Upon the Covered Bonds becoming immediately due and repayable against the Issuer pursuant to this Condition 7.01, the Bond Trustee shall forthwith serve a notice to pay (the “Notice to Pay”) on the Guarantor LP pursuant to the Covered Bond Guarantee and the Guarantor LP shall be required to make payments of Guaranteed Amounts when the same shall become Due for Payment in accordance with the terms of the Covered Bond Guarantee.

Following the occurrence of an Issuer Event of Default and service of an Issuer Acceleration Notice, the Bond Trustee may or shall take such proceedings against the Issuer in accordance with the first paragraph of Condition 7.03.

The Trust Deed provides that all moneys (the “Excess Proceeds”) received by the Bond Trustee from the Issuer or any receiver, liquidator, administrator or other similar official appointed in relation to the Issuer following the occurrence of an Issuer Event of Default and service of an Issuer Acceleration Notice and a Notice to Pay on the Guarantor LP, shall be paid by the Bond Trustee, as soon as practicable after receipt thereof by the Bond Trustee, on behalf of the holders of the Covered Bonds of the relevant Series to the Guarantor LP (or the Cash Manager on its behalf) for the account of the Guarantor LP and shall be held in the Guarantor LP Accounts and the Excess Proceeds shall thereafter form part of the Security granted pursuant to the Security Agreement and shall be used by the Guarantor LP (or the Cash Manager on its behalf) in the same manner as all other moneys from time to time held by the Cash Manager and/or standing to the credit of the Guarantor LP in the Guarantor LP Accounts. Any Excess Proceeds received by the Bond Trustee shall discharge pro tanto the obligations of the Issuer in respect of the payment of the amount of such Excess Proceeds under the Covered Bonds, Receipts and Coupons. However, the obligations of the Guarantor LP under the Covered Bond Guarantee are, following a Covered Bond Guarantee Activation Event, unconditional and irrevocable and the receipt by the Bond Trustee of any Excess Proceeds shall not reduce or discharge any of such obligations.

By subscribing for Covered Bonds, each holder of the Covered Bonds shall be deemed to have irrevocably directed the Bond Trustee to pay the Excess Proceeds to the Guarantor LP in the manner as described above.

Guarantor LP Events of Default

7.02 The Bond Trustee at its discretion may, and if so requested in writing by the holders of at least 25 per cent. of the aggregate Principal Amount Outstanding of the Covered Bonds (which for this purpose and the purpose of any Extraordinary Resolution referred to in this Condition 7.02 means the Covered Bonds of this Series together with the Covered Bonds of any other Series constituted by the Trust Deed) then outstanding as if they were a single Series (with the nominal amount of Covered Bonds not denominated in euros converted into euros at the rate specified in the applicable Final Terms) or if so directed by an Extraordinary Resolution of all the holders of the Covered Bonds shall (but in the case of the happening of any of the events described in paragraphs (b) to (h) below, only if the Bond Trustee shall have certified in writing to the Issuer and the Guarantor LP that such event is, in its opinion, materially prejudicial to the interests of the holders of the Covered Bonds of any Series) (subject in each case to being indemnified and/or secured to its satisfaction) give notice (the “Guarantor LP Acceleration Notice”) in writing to the Issuer and to the Guarantor LP, that (x) each Covered Bond of each Series is, and each Covered Bond of each Series shall as against the Issuer (if not already due and repayable against it following an Issuer Event of Default), thereupon immediately become, due and repayable at its Early Redemption Amount together with accrued interest and (y) all amounts payable by the Guarantor LP under the Covered Bond Guarantee shall thereupon immediately become due and payable at the Guaranteed Amount corresponding to the Early Redemption Amount for each Covered Bond of each Series together with accrued interest, in each case as provided in the Trust Deed and thereafter the Security shall become enforceable if any of the following events (each an “Guarantor LP Event of Default”) shall occur and be continuing:

(a)
default is made by the Guarantor LP for a period of seven days or more in the payment of any Guaranteed Amounts when Due for Payment in respect of the Covered Bonds of any Series except in the case of the payments of a Guaranteed Amount when Due for Payment under Condition 6.01 where the Guarantor LP shall be required to make payments of Guaranteed Amounts which are Due for Payment on the dates specified therein; or

(b)
if default is made by the Guarantor LP in the performance or observance of any obligation, condition or provision binding on it (other than any obligation for the payment of Guaranteed Amounts in respect of the Covered Bonds of any Series) under the Trust Deed, the Security Agreement or any other Transaction Document (other than the obligation of the Guarantor LP to repay the Demand Loan within 60 days of a demand therefor or an obligation to do so pursuant to the terms of the Intercompany Loan Agreement) to which the Guarantor LP is a party and, except where such default is or the effects of such default are, in the opinion of the Bond Trustee, not capable of remedy when no such continuation and notice as is hereinafter mentioned will be required, such default continues for 30 days (or such longer period as the Bond Trustee may permit) after written notice thereof has been given by the Bond Trustee to the Guarantor LP requiring the same to be remedied; or

(c)	an order is made or an effective resolution passed for the liquidation or winding up of the Guarantor LP; or

(d)	if the Guarantor LP ceases or threatens to cease to carry on its business or substantially the whole of its business; or

(e)	the Guarantor LP shall stop payment or shall be unable, or shall admit inability, to pay its debts generally as they fall due or shall be adjudicated or found bankrupt or insolvent; or

(f)
proceedings are initiated against the Guarantor LP under any applicable liquidation, winding up, insolvency, bankruptcy, composition, reorganization or other similar laws (including, but not limited to, presentation of a petition or the filing of documents with a court or any registrar for its winding-up, administration or dissolution or the giving notice of the intention to appoint an administrator (whether out of court or otherwise); or a receiver and/or manager, administrative receiver, administrator, trustee or other similar official shall be appointed (whether out of court or otherwise) in relation to the Guarantor LP or in relation to the whole or any part of its assets, or a distress, diligence or execution or other process shall be levied or enforced upon or sued out against the whole or any part of its assets, or if the Guarantor LP shall initiate or consent to judicial proceedings relating to itself under any applicable liquidation, winding up, insolvency, bankruptcy, composition, reorganisation or other similar laws or shall make a conveyance or assignment for the benefit of, or shall enter into any composition with, its creditors generally; or

(g)	a failure to satisfy the Amortization Test on any Calculation Date following an Issuer Event of Default; or

(h)	the Covered Bond Guarantee is not, or is claimed by the Guarantor LP not to be, in full force and effect.

Following the occurrence of a Guarantor LP Event of Default and service of a Guarantor LP Acceleration Notice on the Guarantor LP the Bond Trustee may or shall take such proceedings or steps in accordance with the first and second paragraphs, respectively, of Condition 7.03 and the holders of the Covered Bonds shall have a claim against the Guarantor LP, under the Covered Bond Guarantee, for an amount equal to the Early Redemption Amount together with accrued but unpaid interest and any other amount due under the Covered Bonds (other than additional amounts payable under Condition 8) as provided in the Trust Deed in respect of each Covered Bond.

Enforcement

7.03 The Bond Trustee may at any time, at its discretion and without further notice, take such proceedings against the Issuer and/or the Guarantor LP, as the case may be, and/or any other person as it may think fit to enforce the provisions of the Trust Deed, the Covered Bonds, the Receipts and the Coupons, but it shall not be bound to take any such enforcement proceedings in relation to the Trust Deed, the Covered Bonds, the Receipts or the Coupons or any other Transaction Document unless (i) it shall have been so directed by an Extraordinary Resolution of all the holders of the Covered Bonds of all Series (with the Covered Bonds of all Series taken together as a single Series as described above) or so requested in writing by the holders of not less than 25 per cent. of the aggregate Principal Amount Outstanding of the Covered Bonds of all Series then outstanding (taken together and converted into euros at the rate specified in the applicable Final Terms as described above) and (ii) it shall have been indemnified and/or secured to its satisfaction.

The Bond Trustee may at any time, at its discretion and without further notice, take such proceedings against the Guarantor LP and/or any other person as it may think fit to enforce the provisions of the Security Agreement and may, at any time after the Security has become enforceable, take such steps as it may think fit to enforce the Security, but it shall not be bound to take any such steps unless (i) it shall have been so directed by an Extraordinary Resolution of all the holders of the Covered Bonds of all Series (with the Covered Bonds of all Series taken together as a single Series as described above) or a request in writing by the holders of not less that 25 per cent. of the aggregate Principal Amount Outstanding of the Covered Bonds of all Series then outstanding (taken together and converted into euros at the rate specified in the applicable Final Terms as described above); and (ii) it shall have been indemnified and/or secured to its satisfaction.

In exercising any of its powers, trusts, authorities and discretions the Bond Trustee shall only have regard to the interests of the holders of the Covered Bonds of all Series and shall not have regard to the interests of any other Secured Creditors.

No holder of the Covered Bonds, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor LP or to take any action with respect to the Trust Deed, the Covered Bonds, the Receipts, the Coupons, or the Security unless the Bond Trustee, having become bound so to proceed, fails so to do within a reasonable time and such failure shall be continuing. Notwithstanding any other provision of these Conditions, for so long as there are U.S. Registered Covered Bonds outstanding, in accordance with Section 316(b) of the Trust Indenture Act, the right of any holder to receive payment of principal and interest on the Covered Bonds on or after the due date for such principal or interest, or to institute suit for the enforcement of payment of that principal or interest, may not be impaired or affected without the consent of the holders of the Covered Bonds.

8.	Taxation

8.01 All amounts payable (whether in respect of principal, interest or otherwise) in respect of the Covered Bonds, Receipts and Coupons will be paid free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Canada, any province or territory or political subdivision thereof or any authority or agency therein or thereof having power to tax or, in the case of Covered Bonds, Receipts or Coupons issued by a branch of the Issuer located outside Canada, the country in which such branch is located or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law or the interpretation or administration thereof. In that event, the Issuer will pay such additional amounts as may be necessary in order that the net amounts received by the Holder after such withholding or deduction shall equal the respective amounts of principal and interest which would have been received in respect of the Covered Bonds, Receipts or Coupons (as the case may be), in the absence of such withholding or deduction; except that no additional amounts shall be payable with respect to any payment in respect of any Covered Bond, Receipt or Coupon:

(a)
to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Covered Bond, Receipt or Coupon by reason of his having some connection with Canada or the country in which such branch is located otherwise than the mere holding of (but not the enforcement of) such Covered Bond, Receipt or Coupon; or

(b)
to, or to a third party on behalf of, a Holder in respect of whom such tax, duty, assessment or governmental charge is required to be withheld or deducted by reason of the Holder being a person with whom the Issuer is not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)); or

(c)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives; or

(d)
presented for payment by or on behalf of a Holder who would be able to avoid such withholding or deduction by presenting the relevant Covered Bond, Receipt or Coupon to another Paying Agent in a member state of the European Union; or

(e)
presented for payment more than 30 days after the Relevant Date except to the extent that the Holder thereof would have been entitled to such additional amount on presenting the same for payment on the thirtieth such day;

(f)
to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder’s failure to comply with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with Canada or the country in which such branch is located of such Holder, if (i) compliance is required by law as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (ii) the Issuer has given Holders at least 30 days’ notice that Holders will be required to provide such certification, identification, documentation or other requirement; or

(g)
for or on account of any withholding or deduction imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any U.S. Treasury Regulations or other guidance issued or agreements entered into thereunder, any official interpretations thereof or any law implementing an intergovernmental approach thereto.

8.02 For the purposes of these Terms and Conditions, the “Relevant Date” means, in respect of any Covered Bond, Receipt or Coupon, the date on which payment thereof first become due and payable, or, if the full amount of the moneys payable has not been received by the Issuing and Paying Agent, or as the case may be, the Registrar on or prior to such due date, the date on which, the full amount of such moneys shall have been so received and notice to that effect shall have been duly given to the Holders in accordance with Condition 14.

8.03 If the Issuer becomes subject generally at any time to any taxing jurisdiction other than or in addition to Canada or the country in which the relevant Branch of Account is located, references in Condition 6.02 and Condition 8.01 to Canada or the country in which the relevant branch is located shall be read and construed as references to Canada or the country in which such branch is located and/or to such other jurisdiction(s).

8.04 Any reference in these Terms and Conditions to any payment due in respect of the Covered Bonds, Receipts or Coupons shall be deemed to include any additional amounts which may be payable under this Condition 8. Unless the context otherwise requires, any reference in these Terms and Conditions to “principal” shall include any premium payable in respect of a Covered Bond, any Instalment Amount or Final Redemption Amount, any Excess Proceeds which may be payable by the Bond Trustee under or in respect of the Covered Bonds and any other amounts in the nature of principal payable pursuant to these Terms and Conditions and “interest” shall include all amounts payable pursuant to Condition 5 and any other amounts in the nature of interest payable pursuant to these Terms and Conditions.

8.05 Should any payments made by the Guarantor LP under the Covered Bond Guarantee be made subject to any withholding or deduction for or on account of taxes or duties of whatever nature imposed or levied by or on account of Canada, any province or territory, political sub-division thereof or by any authority or agency therein or thereof having power to tax, the Guarantor LP will not be obliged to pay any additional amounts as a consequence.

9.	Payments

Payments – Bearer Covered Bonds

9.01 Conditions 9.02 to 9.07 are applicable in relation to Bearer Covered Bonds.

9.02 Payment of amounts (other than interest) due in respect of Bearer Covered Bonds will be made against presentation and (save in the case of partial payment or payment of an Instalment Amount other than the final Instalment Amount) surrender of the relevant Bearer Covered Bonds at the specified office of any of the Paying Agents.

Payment of Instalment Amounts (other than the final Instalment Amount) in respect of an Instalment Covered Bond which is a Bearer Definitive Covered Bond with Receipts will be made against presentation of the Covered Bond together with the relevant Receipt and surrender of such Receipt.

The Receipts are not and shall not in any circumstances be deemed to be documents of title and if separated from the Covered Bond to which they relate will not represent any obligation of the Issuer. Accordingly, the presentation of a Covered Bond without the relevant Receipt or the presentation of a Receipt without the Covered Bond to which it appertains shall not entitle the Holder to any payment in respect of the relevant Instalment Amount.

9.03 Payment of amounts in respect of interest on Bearer Covered Bonds will be made:

(a)
in the case of a Temporary Global Covered Bond or Permanent Global Covered Bond, against presentation of the relevant Temporary Global Covered Bond or Permanent Global Covered Bond at the specified office of any of the Paying Agents outside (unless Condition 9.04 applies) the United States and, in the case of a Temporary Global Covered Bond, upon due certification as required therein;

(b)
in the case of Bearer Definitive Covered Bonds without Coupons attached thereto at the time of their initial delivery, against presentation of the relevant Bearer Definitive Covered Bonds at the specified office of any of the Paying Agents outside (unless Condition 9.04 applies) the United States; and

(c)
in the case of Bearer Definitive Covered Bonds delivered with Coupons attached thereto at the time of their initial delivery, against surrender of the relevant Coupons or, in the case of interest due otherwise than on an Interest Payment Date, against presentation of the relevant Bearer Definitive Covered Bonds, in either case at the specified office of any of the Paying Agents outside (unless Condition 9.04 applies) the United States.

9.04 Notwithstanding the foregoing (and in relation to payments in U.S. dollars only), payments of amounts due in respect of interest on the Bearer Covered Bonds and exchanges of Talons for Coupon sheets in accordance with Condition 9.07 will not be made at the specified office of any Paying Agent in the United States (as defined in the United States Internal Revenue Code and Regulations thereunder) unless (i) payment in full of amounts due in respect of interest on such Covered Bonds when due or, as the case may be, the exchange of Talons at all the specified offices of the Paying Agents outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and (ii) such payment or exchange is permitted by applicable United States law. If clauses (i) and (ii) of the previous sentence apply, the Issuer shall forthwith appoint a further Paying Agent with a specified office in New York City.

9.05 Unless otherwise specified in the applicable Final Terms, if the due date for payment of any amount due in respect of any Bearer Covered Bond is not a Payment Day (as defined in Condition 9.12), then the Holder thereof will not be entitled to payment thereof until the next day which is a Payment Day and no further payment on account of interest or otherwise shall be due in respect of such postponed payment unless there is a subsequent failure to pay in accordance with these Terms and Conditions in which event interest shall continue to accrue as provided in Condition 5.06 or, if appropriate, Condition 5.10.

9.06 Each Bearer Definitive Covered Bond initially delivered with Coupons, Talons or Receipts attached thereto should be presented and, save in the case of partial payment of the Redemption Amount, surrendered for final redemption together with all unmatured Receipts, Coupons and Talons relating thereto, failing which:

(a)
unless otherwise specified in the applicable Final Terms, the amount of any missing unmatured Coupons (or, in the case of a payment not being made in full, that portion of the amount of such missing Coupon which the Redemption Amount paid bears to the Redemption Amount due) relating to Bearer Definitive Covered Bonds that are Fixed Rate Covered Bonds or bear interest in fixed amounts will be deducted from the amount otherwise payable on such final redemption, the amount so deducted being payable against surrender of the relevant Coupon at the specified office of any of the Paying Agents at any time within two years of the Relevant Date applicable to payment of such Redemption Amount (whether or not the Issuer’s obligation to make payment in respect of such Coupon would otherwise have ceased under Condition 10);

(b)
unless otherwise specified in the Final Terms, all unmatured Coupons relating to such Bearer Definitive Covered Bonds that are Floating Rate Covered Bonds or that bear interest in variable amounts (whether or not such Coupons are surrendered therewith) shall become void and no payment shall be made thereafter in respect of them;

(c)
in the case of Bearer Definitive Covered Bonds initially delivered with Talons attached thereto, all unmatured Talons (whether or not surrendered therewith) shall become void and no exchange for Coupons shall be made thereafter in respect of them; and

(d)
in the case of Bearer Definitive Covered Bonds initially delivered with Receipts attached thereto, all Receipts relating to such Covered Bonds in respect of a payment of an Instalment Amount which (but for such redemption) would have fallen due on a date after such due date for redemption (whether or not surrendered therewith) shall become void and no payment shall be made thereafter in respect of them.

The provisions of paragraph (a) of this Condition 9.06 notwithstanding, if any Bearer Definitive Covered Bonds should be issued with a Final Maturity Date and Rate or Rates of Interest such that, on the presentation for payment of any such Bearer Definitive Covered Bond without any unmatured Coupons attached thereto or surrendered therewith, the amount required by paragraph (a) to be deducted would be greater than the Redemption Amount otherwise due for payment, then, upon the due date for redemption of any such Bearer Definitive Covered Bond, such unmatured Coupons (whether or not attached) shall become void (and no payment shall be made in respect thereof) as shall be required so that, upon application of the provisions of paragraph (a) in respect of such Coupons as have not so become void, the amount required by paragraph (a) to be deducted would not be greater than the Redemption Amount otherwise due for payment. Where the application of the foregoing sentence requires some but not all of the unmatured Coupons relating to a Bearer Definitive Covered Bond to become void, the relevant Paying Agent shall determine which unmatured Coupons are to become void, and shall select for such purpose Coupons maturing on later dates in preference to Coupons maturing on earlier dates.

9.07 In relation to Bearer Definitive Covered Bonds initially delivered with Talons attached thereto, on or after the Interest Payment Date of the final Coupon comprised in any Coupon sheet, the Talon comprised in the Coupon sheet may be surrendered at the specified office of any Paying Agent outside (unless Condition 9.04 applies) the United States in exchange for a further Coupon sheet (including any appropriate further Talon), subject to the provisions of Condition 10 below. Each Talon shall, for the purpose of these Terms and Conditions, be deemed to mature on the Interest Payment Date on which the final Coupon comprised in the relevant Coupon sheet matures.

Payments – Registered Covered Bonds

9.08 Condition 9.09 is applicable in relation to Registered Covered Bonds.

9.09 Payments of principal (other than instalments of principal prior to the final instalment) in respect of each Registered Covered Bond (whether or not in global form) will be made against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the Registered Covered Bond at the specified office of the Registrar or any of the Paying Agents. Such payments will be made by electronic transfer to the Designated Account (as defined below) of the holder (or the first named of joint holders) of the Registered Covered Bond appearing in the register of holders of the Registered Covered Bonds maintained by the Registrar (the “Register”) at the close of business on the third Business Day (being for this purpose a day on which banks are open for business in the city where the specified office of the Registrar is located) before the relevant due date. Notwithstanding the previous sentence, if (i) a holder does not have a “Designated Account” or (ii) the principal amount of the Covered Bonds held by a holder is less than U.S.$250,000 (or its approximate equivalent in any other Specified Currency), payment will instead be made by a cheque in the Specified Currency drawn on a Designated Bank (as defined below). For these purposes, “Designated Account” means the account (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account) maintained by a holder with a “Designated Bank” and identified as such in the Register and Designated Bank means (in the case of payment in a Specified Currency other than euro) a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) and (in the case of a payment in euro) any bank which processes payments in euro.

Payments of interest and payments of instalments of principal (other than the Final Redemption Amount) in respect of each Registered Covered Bond (whether or not in global form) will be made by a cheque in the Specified Currency drawn on a Designated Bank and mailed by uninsured mail on the Business Day in the city where the specified office of the Registrar is located on the relevant due date to the holder (or the first named of joint holders) of the Registered Covered Bond appearing in the Register at the close of business on (i) the first Business Day (in relation to Global Covered Bonds); and (ii) the fifteenth day (in relation to Registered Definitive Covered Bonds), whether or not such fifteenth day is a Business Day, before the relevant due date (the “Record Date”) at the holder’s address shown in the Register on the Record Date and at the holder’s risk. Upon application of the holder to the specified office of the Registrar not less than three Business Days in the city where the specified office of the Registrar is located before the due date for any payment of interest in respect of a Registered Covered Bond, the payment may be made by electronic transfer on the due date in the manner provided in the preceding paragraph. Any such application for electronic transfer shall be deemed to relate to all future payments of interest (other than interest due on redemption) and instalments of principal (other than the final instalment) in respect of the Registered Covered Bonds which become payable to the holder who has made the initial application until such time as the Registrar is notified in writing to the contrary by such holder. Payment of the interest due in respect of each Registered Covered Bond on redemption and the final instalment of principal will be made in the same manner as payment of the principal in respect of such Registered Covered Bond.

Holders of Registered Covered Bonds will not be entitled to any interest or other payment for any delay in receiving any amount due in respect of any Registered Covered Bond as a result of a cheque posted in accordance with this Condition arriving after the due date for payment or being lost in the post. No commissions or expenses shall be charged to such holders by the Registrar in respect of any payments of principal or interest in respect of the Registered Covered Bonds.

All amounts payable to DTC or its nominee as registered holder of a Registered Global Covered Bond in respect of Covered Bonds denominated in a Specified Currency other than U.S. dollars shall be paid by electronic transfer by the Registrar to an account in the relevant Specified Currency of the Exchange Agent on behalf of DTC or its nominee for conversion into and payment in U.S. dollars in accordance with the provisions of the Agency Agreement.

None of the Issuer, the Guarantor LP, the Bond Trustee or the Agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Registered Global Covered Bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Payments – General Provisions

9.10 Save as otherwise specified in these Terms and Conditions, Conditions 9.11 to 9.14 are applicable in relation to Bearer Covered Bonds and Registered Covered Bonds.

9.11 Payments of amounts due (whether principal, interest or otherwise) in respect of Covered Bonds will be made in the currency in which such amount is due (a) by cheque or (b) at the option of the payee, by transfer to an account denominated in the relevant currency (or in the case of euro, an account to which euro may be credited or transferred) specified by the payee. In the case of Bearer Covered Bonds, if payments are made by transfer, such payments will only be made by transfer to an account maintained by the payee outside of the United States. In no event will payment of amounts due in respect of Bearer Covered Bonds be made by a cheque mailed to an address in the United States. Payments will, without prejudice to the provisions of Condition 8, be subject in all cases to any applicable fiscal or other laws and regulations.

9.12 For the purposes of these Terms and Conditions, “Payment Day” means:

(a)
a day (other than a Saturday or Sunday) on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in (1) in the case of Covered Bonds in definitive form only, the place of presentation of the relevant Covered Bond or, as the case may be, Coupon and (2) each Financial Centre specified in the applicable Final Terms; and

(b)
either (1) in the case of any currency other than euro, a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) and foreign exchange markets settle payments in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation and any Financial Centre(s) specified in the Final Terms) and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland respectively or (2) in the case of payment in euro, a day which is a TARGET2 Business Day.

9.13 No commissions or expenses shall be charged to the Holders of Covered Bonds or Coupons in respect of such payments.

10.	Prescription

10.01 Subject to applicable law, the Issuer’s obligation to pay an amount of principal and interest in respect of Covered Bonds will cease if the Covered Bonds or Coupons, as the case may be, are not presented within two years after the Relevant Date (as defined in Condition 8.02) for payment thereof, or such other length of time as is specified in the Final Terms.

10.02 In relation to Bearer Definitive Covered Bonds initially delivered with Talons attached thereto, there shall not be included in any Coupon sheet issued upon exchange of a Talon any Coupon which would be void pursuant to Condition 9.06 or this Condition 10 or the maturity date or due date for the payment of which would fall after the due date for the redemption of the relevant Covered Bond, or any Talon maturity date of which would fall after the due date for the redemption of the relevant Covered Bond.

11.	The Paying Agents, the Registrar, Transfer Agents, the Calculation Agent and the Exchange Agent

11.01 The initial Paying Agents, the Registrar, the Transfer Agents and the Exchange Agent and their respective initial specified offices are specified below. The Issuer reserves the right, without approval of the Bond Trustee, at any time to vary or terminate the appointment of any Paying Agent (including the Issuing and Paying Agent), any Transfer Agent(s), the Registrar, the Exchange Agent or the Calculation Agent and to appoint additional or other Paying Agents, Transfer Agents or another Registrar, Exchange Agent or Calculation Agent provided that it will at all times maintain (i) an Issuing and Paying Agent, (ii) in the case of Registered Covered Bonds, a Registrar, (iii) following the issuance of Bearer Definitive Covered Bonds, and while any such Bearer Definitive Covered Bonds are outstanding, a Paying Agent (which may be the Issuing and Paying Agent) with a specified office in a continental European city, (iv) a Paying Agent in a member state of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives, (v) so long as the Covered Bonds are admitted to the Official List and to trading on the London Stock Exchange and/or admitted to listing or trading on any other stock exchange or relevant authority, a Paying Agent (in the case of Bearer Covered Bonds) and a Transfer Agent (in the case of Registered Covered Bonds), which may in either case be the Issuing and Paying Agent, each with a specified office in London and/or in such other place as may be required by the rules of such other stock exchange or other relevant authority, (vi) in the circumstances described in Condition 9.04, a Paying Agent with a specified office in New York City, (vii) a Calculation Agent where required by the Terms and Conditions applicable to any Covered Bonds, and (viii) so long as any of the Registered Global Covered Bonds payable in a Specified Currency other than U.S. dollars are held through DTC or its nominee, there will at all times be an Exchange Agent with a specified office in the United States (in the case of (i), (ii), (iii) and (vii) with a specified office located in such place (if any) as may be required by the Terms and Conditions). The Agents, the Registrar and the Calculation Agent reserve the right at any time to change their respective specified offices to some other specified office in the same metropolitan area. Notice of all changes in the identities or specified offices of any Agent, the Registrar or the Calculation Agent will be given promptly by the Issuer to the Holders in accordance with Condition 14.

11.02 The Agents, the Registrar and the Calculation Agent act solely as agents of the Issuer and, in certain circumstances of the Bond Trustee, and save as provided in the Agency Agreement or any other agreement entered into with respect to its appointment, do not assume any obligations towards or relationship of agency or trust for any Holder of any Covered Bond, Receipt or Coupon and each of them shall only be responsible for the performance of the duties and obligations expressly imposed upon it in the Agency Agreement or other agreement entered into with respect to its appointment or incidental thereto.

11.03 Notwithstanding the foregoing, the Issuing and Paying Agent, on behalf of itself and the other Paying Agents, shall have the right to decline to act as the Paying Agent with respect of any Covered Bonds issued pursuant to the Programme that are payable and/or dischargeable by the Issuer by the payment or delivery of securities and/or other property or any combination of cash, securities and/or property whereupon the Issuer or an affiliate thereof shall either (i) act as Paying Agent or (ii) engage another financial institution to act as Paying Agent in respect of such Covered Bonds. The Final Terms relating to such Covered Bonds shall include the relevant details regarding the applicable Paying Agent.

12.	Replacement of Covered Bonds

If any Covered Bond, Receipt or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Issuing and Paying Agent or any Paying Agent (in the case of Bearer Covered Bonds and Coupons) or of the Registrar or any Transfer Agent (in the case of Registered Covered Bonds) (the “Replacement Agent”), subject to all applicable laws and the requirements of any stock exchange on which the Covered Bonds are listed, upon payment by the claimant of all expenses incurred in connection with such replacement and upon such terms as to evidence, security, indemnity and otherwise as the Issuer and the Replacement Agent may require. Mutilated or defaced Covered Bonds, Receipts and Coupons must be surrendered before replacements will be delivered therefor.

13.	Meetings of Holders of the Covered Bonds, Modification and Waiver

The Trust Deed contains provisions for convening meetings of the holders of the Covered Bonds to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Terms and Conditions or the provisions of the Trust Deed. The quorum at any such meeting in respect of any Covered Bonds of any Series for passing an Extraordinary Resolution is one or more persons holding or representing not less than a clear majority of the aggregate Principal Amount Outstanding of the Covered Bonds of such Series for the time being outstanding, or at any adjourned meeting one or more persons being or representing holders of the Covered Bonds whatever the nominal amount of the Covered Bonds of such Series so held or represented, except that (i) at any meeting the business of which includes the modification of any Series Reserved Matter (as defined below), the quorum shall be one or more persons holding or representing not less than two-thirds of the aggregate Principal Amount Outstanding of the Covered Bonds of such Series for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one third of the aggregate Principal Amount Outstanding of the Covered Bonds of such Series for the time being outstanding, and (ii) at any meeting the business of which is modification of any Bondholder Reserved Matter (as defined below) each affected holder of a Covered Bond shall consent to such modification and no such modification shall affect any holder of a Covered Bond that does not so consent. An Extraordinary Resolution passed at any meeting of the holders of the Covered Bonds of a Series shall, subject as provided below, be binding on all the holders of the Covered Bonds of such Series, whether or not they are present at the meeting, and on all Receiptholders and Couponholders in respect of such Series of Covered Bonds. Pursuant to the Trust Deed, the Bond Trustee may convene a single meeting of the holders of Covered Bonds of more than one Series if in the opinion of the Bond Trustee there is no conflict between the holders of such Covered Bonds, in which event the provisions of this paragraph shall apply thereto mutatis mutandis.

Notwithstanding the provisions of the immediately preceding paragraph, any Extraordinary Resolution to direct the Bond Trustee to accelerate the Covered Bonds pursuant to Condition 7 or to direct the Bond Trustee to take any enforcement action (a “Programme Resolution”) shall only be capable of being passed at a single meeting of the holders of the Covered Bonds of all Series then outstanding. Any such meeting to consider a Programme Resolution may be convened by the Issuer, the Guarantor LP or the Bond Trustee or by holders of the Covered Bonds of any Series. The quorum at any such meeting for passing a Programme Resolution is one or more persons holding or representing at least a clear majority of the aggregate Principal Amount Outstanding of the Covered Bonds of all Series for the time being outstanding or at any adjourned such meeting one or more persons holding or representing Covered Bonds whatever the nominal amount of the Covered Bonds of any Series so held or represented. A Programme Resolution passed at any meeting of the holders of the Covered Bonds of all Series shall be binding on all holders of the Covered Bonds of all Series, whether or not they are present at the meeting, and on all related Receiptholders and Couponholders in respect of such Series of Covered Bonds.

In connection with any meeting of the holders of Covered Bonds of more than one Series the Covered Bonds of any Series not denominated in euros shall be converted into euros at the rate specified in the applicable Final Terms.

The Bond Trustee, the Guarantor LP and the Issuer may also agree, without the consent of the holders of the Covered Bonds, Receiptholders or Couponholders of any Series and without the consent of the other Secured Creditors (and for this purpose the Bond Trustee may disregard whether any such modification relates to a Series Reserved Matter), to:

(a)
any modification of the Covered Bonds of one or more Series, the related Receipts and/or Coupons or any Transaction Document provided that in the opinion of the Bond Trustee such modification is not materially prejudicial to the interests of any of the holders of the Covered Bonds of any Series; or

(b)
any modification of the Covered Bonds of any one or more Series, the related Receipts and/or Coupons or any Transaction Document which is of a formal, minor or technical nature or is in the opinion of the Bond Trustee made to correct a manifest or proven error or to comply with mandatory provisions of law.

The Bond Trustee (without the consent of the Covered Bondholders) or the Covered Bondholders by Extraordinary Resolution (without the consent of the Bond Trustee) may also agree, without the consent of the related Receiptholders and/or Couponholders, to the waiver or authorization of any breach or proposed breach of any of the provisions of the Covered Bonds of any Series, or determine, without any such consent as described above, that any Issuer Event of Default or Guarantor LP Event of Default or Potential Issuer Event of Default or Potential Guarantor LP Event of Default shall not be treated as such, provided that, in any such case, it is not, in the opinion of the Bond Trustee, materially prejudicial to the interests of any of the holders of the Covered Bonds of any Series. Notwithstanding any other provision of these Conditions, the right of any holder of a Covered Bond to receive payment of principal and interest on the Covered Bond, on or after the respective due date expressed in the Covered Bond, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the holder of the Covered Bond.

Any such modification, waiver, authorization or determination shall be binding on all holders of the Covered Bonds of all Series of Covered Bonds for the time being outstanding, the related Receiptholders and the Couponholders and the other Secured Creditors, and unless the Bond Trustee otherwise agree, any such modification shall be notified by the Issuer to the holders of the Covered Bonds of all Series of Covered Bonds for the time being outstanding and the other Secured Creditors in accordance with the relevant terms and conditions as soon as practicable thereafter.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorization or determination), the Bond Trustee shall have regard to the general interests of the holders of the Covered Bonds of each Series as a class (but shall not have regard to any interests arising from circumstances particular to individual holders of the Covered Bonds, Receiptholders or Couponholders whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual holders of the Covered Bonds, the related Receiptholders, Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Bond Trustee shall not be entitled to require, nor shall any holder of the Covered Bonds, Receiptholder or Couponholder be entitled to claim, from the Issuer, the Guarantor LP, the Bond Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual holders of the Covered Bonds, Receiptholders and/or Couponholders, except to the extent already provided for in Condition 8 and/or in any undertaking or covenant given in addition to, or in substitution for, Condition 8 pursuant to the Trust Deed.

For the purposes of these Terms and Conditions:

“Bondholder Reserved Matter” means in relation to a Covered Bond: (i) the reduction or cancellation of the amount payable or, where applicable, modification of the method of calculating the amount payable or modification of the date of payment or, where applicable, modification of the method of calculating the date of payment in respect of any principal or interest in respect of such Covered Bond; and (ii) any change to the definition of Bondholder Reserved Matter;

“Potential Issuer Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Issuer Event of Default;

“Potential Guarantor LP Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute a Guarantor LP Event of Default; and

“Series Reserved Matter” in relation to Covered Bonds of a Series means: (i) reduction or cancellation of the amount payable or, where applicable, modification of the method of calculating the amount payable or modification of the date of payment or, where applicable, modification of the method of calculating the date of payment in respect of any principal or interest in respect of the Covered Bonds; (ii) subject to any applicable redenomination provisions specified in the applicable Final Terms, alteration of the currency in which payments under the Covered Bonds, Receipts and Coupons are to be made; (iii) alteration of the majority required to pass an Extraordinary Resolution; (iv) any amendment to the Covered Bond Guarantee or the Security Agreement (except in a manner determined by the Bond Trustee not to be materially prejudicial to the interests of the holders of the Covered Bonds of any Series); (v) except in accordance with Condition 6.15 or Condition 13, the sanctioning of any such scheme or proposal for the exchange or sale of the Covered Bonds for or the conversion of the Covered Bonds into, or the cancellation of the Covered Bonds in consideration of, shares, stock, covered bonds, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, bonds, covered bonds, debentures, debenture stock and/or other obligations and/or securities as described above and partly for or into or in consideration of cash and for the appointment of some person with power on behalf of the holders of the Covered Bonds to execute an instrument of transfer of the Registered Covered Bonds held by them in favour of the persons with or to whom the Covered Bonds are to be exchanged or sold respectively; and (vi) alteration of specific sections of the Trust Deed relating to quorum and procedure for meetings of holders of Covered Bonds.

14.	Notices

To Holders of Bearer Definitive Covered Bonds

14.01 Notices to Holders of Bearer Definitive Covered Bonds will be deemed to be validly given if published in a leading daily newspaper having general circulation in London (which is expected to be the Financial Times). The Issuer shall also ensure that notices are duly published in compliance with the requirements of each stock exchange or any other relevant authority on which the Covered Bonds are listed. Any notice so given will be deemed to have been validly given on the date of first such publication (or, if required to be published in more than one newspaper, on the first date on which publication shall have been made in all the required newspapers). Holders of Coupons will be deemed for all purposes to have notice of the contents of any notice given to Holders of Bearer Covered Bonds in accordance with this Condition.

To Holders of Registered Definitive Covered Bonds

14.02 Notices to Holders of Registered Definitive Covered Bonds, save where another means of effective communication has been specified herein or in the Final Terms, will be deemed to be validly given if sent by first class mail (or equivalent) or, if posted to an overseas address, by air mail to them (or, in the case of joint Holders, to the first-named in the register kept by the Registrar) at their respective addresses as recorded in the register kept by the Registrar, and will be deemed to have been validly given on the fourth weekday after the date of such mailing or, if posted from another country, on the fifth such day. The Issuer shall also ensure that notices are duly published in compliance with the requirements of each stock exchange or any other relevant authority on which the Covered Bonds are listed.

To Issuer

14.03 Notices to be given by any holder of Covered Bonds shall be in writing and given by lodging the same, together with the relevant Covered Bond or Covered Bonds, with the Issuing and Paying Agent or the Registrar, as the case may be. While any of the Covered Bonds are represented by a Global Covered Bond, such notice may be given by any accountholder to the Issuing and Paying Agent through Euroclear and/or Clearstream, as the case may be, in such manner as the Issuing and Paying Agent or the Registrar and Euroclear and/or Clearstream, as the case may be, may approve for this purpose.

Global Covered Bonds

14.04 So long as the Covered Bonds are represented in their entirety by any Global Covered Bonds held on behalf of DTC, CDS, Euroclear and/or Clearstream, Luxembourg, there may be substituted for publication in newspaper(s) (in accordance with Condition 14.01) the delivery of the relevant notice to DTC, CDS, Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Covered Bonds and, in addition, for so long as any Covered Bonds are listed on a stock exchange or admitted to listing by any other relevant authority and the rules of the stock exchange, or as the case may be, other relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by that stock exchange or, as the case may be, or any other relevant authority. Any such notice shall be deemed to have been given to the holders of the Covered Bonds on the day on which the said notice was given to DTC, CDS, Euroclear and/or Clearstream, Luxembourg.

15.	Further Issues

The Issuer may from time to time, without the consent of the Holders of any Covered Bonds or Coupons, create and issue further Covered Bonds having the same terms and conditions as such Covered Bonds in all respects (or in all respects except for the first payment of interest, if any, on them and/or the Specified Denomination thereof) so as to form a single series with the Covered Bonds of any particular Series.

16.	Currency Indemnity

The currency in which the Covered Bonds are denominated or, if different, payable, as specified in the Final Terms (the “Contractual Currency”), is the sole currency of account and payment for all sums payable by the Issuer in respect of the Covered Bonds, including damages. Any amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgement or order of a court of any jurisdiction or otherwise) by any Holder of a Covered Bond or Coupon in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the amount in the Contractual Currency which such Holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first day on which it is practicable to do so). If that amount is less than the amount in the Contractual Currency expressed to be due to any Holder of a Covered Bond or Coupon in respect of such Covered Bond or Coupon the Issuer shall indemnify such Holder against any loss sustained by such Holder as a result. In any event, the Issuer shall indemnify each such Holder against any cost of making such purchase which is reasonably incurred. These indemnities constitute a separate and independent obligation from the Issuer’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Covered Bond or Coupon and shall continue in full force and effect despite any judgement, order, claim or proof for a liquidated amount in respect of any sum due in respect of the Covered Bonds or any judgement or order. Any such loss shall be deemed to constitute a loss suffered by the relevant Holder of a Covered Bond or Coupon and no proof or evidence of any actual loss will be required by the Issuer.

17.	Waiver and Remedies

No failure to exercise, and no delay in exercising, on the part of the Holder of any Covered Bond, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right. Rights hereunder shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of rights to take other action in the same, similar or other instances without such notice or demand.

18.	Branch of Account

18.01 For the purposes of the Bank Act (Canada) the branch of the Bank set out in the applicable Final Terms shall be the branch of account (the “Branch of Account”) for the deposits evidenced by this Covered Bond. If not specified in the applicable Final Terms, the Branch of Account will be the main branch of the Bank in Toronto.

18.02 This Covered Bond will be paid without the necessity of first being presented for payment at the Branch of Account.

18.03 If the Branch of Account is not in Canada, the Bank may change the Branch of Account for the deposits evidenced by this Covered Bond, upon not less than seven days’ prior notice to its Holder given in accordance with Condition 14 and upon and subject to the following terms and conditions:

(a)	if this Covered Bond is denominated in Yen, the Branch of Account shall not be in Japan;

(b)
the Issuer shall indemnify and hold harmless the Holders of the Covered Bonds, Coupons and Receipts relating thereto against any tax, duty, assessment or governmental charge which is imposed or levied upon such Holder as a consequence of such change, and shall pay the reasonable costs and expenses of the Issuing and Paying Agent in connection with such change; and

(c)
notwithstanding (b) above, no change of the Branch of Account may be made unless immediately after giving effect to such change (a) no Issuer Event of Default, Guarantor LP Event of Default, Potential Issuer Event of Default or Potential Guarantor LP Event of Default shall have occurred and be continuing and (b) payments of principal, interest or other amounts on Covered Bonds of this Series, Coupons and Receipts relating thereto to Holders thereof (other than Excluded Holders, as hereinafter defined) shall not, in the opinion of counsel to the Issuer, be subject to any taxes, as hereinafter defined, to which they would not have been subject had such change not taken place. For the purposes of this section, an “Excluded Holder” means a Holder of a Covered Bond of this Series, Coupons or Receipts relating thereto who is subject to taxes by reason of his having some connection with the Relevant Jurisdiction other than the mere holding of a Covered Bond of this Series, Coupon or Receipts as a non-resident of such Relevant Jurisdiction. “Relevant Jurisdiction” means and includes Canada, its provinces or territories and the jurisdiction in which the new Branch of Account is located, and “taxes” means any tax, duty, assessment or other governmental charge imposed or levied in respect of the payment of the principal of the Covered Bonds of this Series or interest thereon for or on behalf of a Relevant Jurisdiction or any authority therein or thereof having power to tax.

19.	Substitution

Subject as provided in the Trust Deed, the Bond Trustee, if it is satisfied that to do so would not be materially prejudicial to the interests of the holders of the Covered Bonds, may agree, without the consent of the holders of the Covered Bonds, Receiptholders or Couponholders, to the substitution of a Subsidiary of the Issuer in place of the Issuer as principal debtor under the Covered Bonds and the Trust Deed, provided that the obligations of such Subsidiary in respect of the Covered Bonds and the Trust Deed shall be guaranteed by the Issuer in such form as the Bond Trustee may require.

Any substitution pursuant to this Condition 19 shall be binding on the holders of the Covered Bonds, the Receiptholders and the Couponholders and, unless the Bond Trustee agrees otherwise, shall be notified to the holders of the Covered Bonds as soon as practicable thereafter in accordance with Condition 14.

It shall be a condition of any substitution pursuant to this Condition 19 that the Covered Bond Guarantee shall remain in place or be modified to apply mutatis mutandis and continue in full force and effect in relation to any Subsidiary of the Issuer which is proposed to be substituted for the Issuer as principal debtor under the Covered Bonds and the Trust Deed.

20.	Rating Agency Confirmation

If Rating Agency Confirmation or some other response by a Rating Agency is a condition to any action or step under any Transaction Document or is otherwise required and a written request for such Rating Agency Confirmation or response is delivered to that Rating Agency by any of the Issuer, the Guarantor LP and/or the Bond Trustee, as applicable (each a “Requesting Party”), and the Rating Agency indicates that it does not consider such confirmation or response necessary in the circumstances the Requesting Party shall be entitled to treat such indication as deemed Rating Agency Confirmation or consent, as applicable, to the action or step. For the purposes of this Condition 20 “Rating Agency Confirmation” means with respect to any relevant event or matter confirmation in writing from the Rating Agencies that the then current ratings of the Covered Bonds by the Rating Agencies will not be adversely affected by or withdrawn as a result of the occurrence of such event or matter.

21.	Indemnification of Bond Trustee and Bond Trustee contracting with the Issuer and/or the Guarantor LP

If, in connection with the exercise of its powers, trusts, authorities or discretions the Bond Trustee is of the opinion that the interests of the holders of the Covered Bonds of any one or more Series would be materially prejudiced thereby, the Bond Trustee shall not exercise such power, trust, authority or discretion without the approval by Extraordinary Resolution of such holders of the relevant Series of Covered Bonds then outstanding or by a direction in writing of such holders of the Covered Bonds of at least 25 per cent. of the Principal Amount Outstanding of Covered Bonds of the relevant Series then outstanding.

The Trust Deed and the Security Agreement contain provisions for the indemnification of the Bond Trustee and for relief from responsibility, including provisions relieving the Bond Trustee from taking any action unless indemnified and/or secured to the satisfaction of the Bond Trustee.

The Trust Deed and the Security Agreement also contain provisions pursuant to which the Bond Trustee is entitled, among other things: (i) to enter into business transactions with the Issuer, the Guarantor LP and/or any of their respective Subsidiaries and affiliates and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer, the Guarantor LP and/or any of their respective Subsidiaries and affiliates; (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the holders of the Covered Bonds, Receiptholders or Couponholders or the other Secured Creditors; and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

The Bond Trustee will not be responsible for any loss, expense or liability, which may be suffered as a result of any Loans or Related Security, or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by clearing organisations or their operators or by intermediaries such as banks, brokers or other similar persons on behalf of the Bond Trustee. The Bond Trustee will not be responsible for: (i) supervising the performance by the Issuer or any other party to the Transaction Documents of their respective obligations under the Transaction Documents and the Bond Trustee will be entitled to assume, until it has written notice to the contrary, that all such persons are properly performing their duties; (ii) considering the basis on which approvals or consents are granted by the Issuer or any other party to the Transaction Documents under the Transaction Documents; (iii) monitoring the Covered Bond Portfolio, including, without limitation, whether the Covered Bond Portfolio is in compliance with the Asset Coverage Test or the Amortization Test; or (iv) monitoring whether Loans and their Related Security satisfy the Eligibility Criteria. The Bond Trustee will not be liable to any holder of the Covered Bonds or other Secured Creditor for any failure to make or to cause to be made on their behalf the searches, investigations and enquiries which would normally be made by reasonable and prudent institutional mortgage lenders in the Seller’s market in relation to the Security and have no responsibility in relation to the legality, validity, sufficiency and enforceability of the Security and the Transaction Documents.

22.	Law and Jurisdiction

The Trust Deed, Agency Agreement, the Covered Bonds and Receipts, Coupons and Talons related thereto and the other Transaction Documents, except as specified therein, are governed by and shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.